UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Energy Recovery, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Energy Recovery, Inc.

1717 Doolittle Drive

San Leandro, CA 94577

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders of Energy Recovery, Inc.:

We are pleased to invite you to attend our 2020 Annual Meeting of Stockholders to be held on Thursday, July 16, 2020, at 10:00 a.m. Pacific Daylight Time (the “Annual Meeting”). In light of health and safety considerations and potential travel-related disruptions resulting from the COVID-19 pandemic, this year’s Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. The virtual format also provides the opportunity for participation by a broader group of our stockholders and enables stockholders to participate fully, and equally, from any location around the world, at little to no cost to you. You can attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/ERII2020 by using the 16-digit control number which appears on your Notice Regarding the Availability of Proxy Materials, your proxy card (printed in the box and marked by the arrow), and the instructions that accompanied your proxy materials. You will have the ability to submit questions during the Annual Meeting via the meeting website.

At the Annual Meeting, we will ask you to consider the following proposals:

1.

A proposal to elect two (2) Class III directors to serve until our 2023 annual meeting of stockholders or until their respective successors have been elected and qualified, or until the director’s earlier removal or resignation;

2.	A proposal to approve the Energy Recovery, Inc., 2020 Incentive Plan;

3.	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

4.	A proposal to consider and approve, on a non-binding advisory basis, executive compensation as disclosed in the attached Proxy Statement; and

5.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on May 21, 2020, as the record date for the Annual Meeting. Stockholders of record as of May 21, 2020 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, notice of internet availability, proxy statement, annual report on Form 10-K and form of proxy are being made available on or about May 28, 2020.

It is important that your shares are represented at the Annual Meeting, and regardless of whether you plan to attend, we respectfully request that you vote in advance on the matters to be presented at the Annual Meeting as described in these proxy materials.

Sincerely,

Robert Yu Lang Mao
President and Chief Executive Officer and
Executive Chairman of the Board

San Leandro, California

May 28, 2020

Whether or not you expect to participate in the Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting

To Be Held on July 16, 2020: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is available free of charge at the following website:

www.proxyvote.com.

PROXY STATEMENT SUMMARY

This summary contains highlights about our Company and the upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2019 that accompanies this Proxy Statement before voting.

2020 Annual Meeting of Stockholders

Date and Time: Thursday, July 16, 2020 at10:00 a.m., Pacific Time	Virtual Meeting Access: www.virtualshareholdermeeting.com/ERII2020

Record Date: May 21, 2020
Proxy Mail Date:
On or about May 28, 2020.

Vote in Advance of the Meeting Over the internet at www.proxyvote.com; or	Vote During the Meeting

Over the internet – See page 3 of the Proxy —“How Do I Vote” for details on how to vote during the
By telephone at 1-800-690-6903; or	Annual Meeting

By mail — sign, date and return the proxy card or voting instruction form mailed to you.

Voting Matters and Board Recommendations

Matter	Board Recommendation	Page
1. Election of Directors	FOR each Director Nominee	10
2. Approval of 2020 Incentive Plan	FOR	12
3. Ratification of public accounting firm	FOR	22
4. A proposal to consider and approve, on a non-binding, advisory basis, executive compensation as disclosed in the Proxy Statement	FOR	24

2020 Director Nominees (Proposal 1)

The Nominating and Corporate Governance Committee and the Board of Directors (the “Board”) have nominated Robert Yu Lang Mao and Alexander Buehler for election as Class III directors. Each of our director nominees have demonstrated their commitment to diligently executing their fiduciary duties on behalf of our stockholders, and we recommend that our stockholders elect each of the nominees at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	Committee Membership
Alexander J. Buehler	45	2015	Executive Vice President for Global Resources, Intertek	Y	Audit Committee (Chair) Compensation Committee (Member)
Robert Yu Lang Mao	76	2010	Executive Chairman of the Board, President and Chief Executive Officer	N	Nominating and Corporate Governance Committee (Member)

Approval of 2020 Incentive Plan (Proposal 2)

The Board is asking our stockholders to approve the Energy Recovery, Inc. 2020 Incentive Plan (the “2020 Plan”). The 2020 Plan was approved by the Board on May 5, 2020 and will become effective upon receipt of stockholder approval at the Annual Meeting. The 2020 Plan will replace our 2016 Equity Incentive Plan (the “2016 Plan”), which was approved by stockholders in 2016. The Board believes that equity awards under the 2016 Plan have contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its stockholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board believes that the number of shares of common stock currently available under the 2016 Plan is insufficient to meet our current and future equity compensation needs. Stockholder approval of the 2020 Plan is intended to ensure that we have sufficient shares available to attract and retain employees and to further our growth and development. For these reasons, we recommend that our stockholders approve the 2020 Plan at the Annual Meeting.

Ratification of Appointment of Deloitte & Touche LLP (Proposal 3)

The Board has directed that Deloitte & Touche LLP’s (“Deloitte”) appointment for the fiscal year ended December 31, 2020 be submitted to our stockholders for ratification at the Annual Meeting. Deloitte is well qualified as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. The Audit Committee considered the qualifications, performance and independence of Deloitte, the quality of its discussions with Deloitte, and the fees charged by Deloitte for the level and quality of services provided during 2019 and determined that the reappointment of Deloitte is in the best interest of the Company and its stockholders. For these reasons, we recommend that our stockholders ratify the appointment of Deloitte as the Company’s independent registered public accounting firm at the Annual Meeting.

Approval of Executive Compensation on an Advisory Basis (Proposal 4)

Our CEO and other executive officers have demonstrated their commitment to fair pay and pay for performance. We are committed to effective compensation governance, as demonstrated by the following compensation policies and practices:

What We Do	What We Don’t Do
✔ Substantial Portion of Compensation is At-Risk	Χ No Repricing
✔ Long-Term Vesting	Χ No Gross-Ups
✔ Stock Ownership Guidelines	Χ No Excessive Perquisites
✔ Double Trigger Change in Control	Χ No Executive Retirement Plan Benefits
✔ At-Will Employment of Executive Officers	Χ No Guaranteed Bonuses
✔ Independent Compensation Committee	Χ No Excessive Severance
✔ Independent Compensation Consultant
✔ Risk Assessment

For these reasons, we recommend that our stockholders approve the advisory vote on the compensation of our executive officers at the Annual Meeting.

Stockholder Engagement and Governance Highlights

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Our management team, including our CEO, Chief Financial Officer (“CFO”) and VP of Investor Relations, regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences and other channels of communication, which we regularly share with the Board. Stockholders may communicate with our Board as set forth under “Communications between Stockholders and Directors” on page 33.

2019 Financial Highlights

●	Total revenue of $86.9 million, an increase of 17% year-over-year; highest revenue in Company history.
●	Water revenue of $72.7 million, an increase of 20% year-over-year; highest water revenue in Company history.
●	Product gross margin of 72.1%, an increase of 140 basis points year-over-year; highest product gross margin in Company history.
●	Operating cash flow of $5.3 million; 5th consecutive year of positive operating cash flow.
●	Net income of $10.9 million, or $0.19 per diluted share; 4th consecutive year of profitability.
●	Maintained commanding market share in seawater reverse osmosis (“SWRO”) desalination energy recovery solutions.
●	Secured largest to date contract for a thermal to SWRO replacement project
●	Reached the landmark of shipping 20,000th PX Pressure Exchanger® unit.
●	Completed Phase I of our manufacturing capacity expansion and initiated Phase II, which will be completed in 2020 at our new facility located in Tracy, California.
●	Completed construction of a new commercial development center for Oil & Gas field testing, manufacturing, and training, located in Katy, Texas.

TABLE OF CONTENTS

Page

PROXY STATEMENT	1
INFORMATION ABOUT THE ANNUAL MEETING	2
1. What is the purpose of the Annual Meeting?	2
2. Why are you conducting a Virtual Stockholder Meeting?	2
3. How do I access the Audio Webcast of the Annual Meeting?	2
4. How do I vote?	3
5. How does the Board of Directors recommend I vote on these proposals?	3
6. What is included in the proxy materials?	3
7. Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	4
8. How many votes do I have?	4
9. Can I change my vote or revoke my proxy after submitting my proxy?	4
10. What if I return a proxy card but do not make specific choices?	4
11. Who pays for the expenses related to the preparation and mailing of the Proxy Statement?	5
12. Who can vote at the Annual Meeting?	5
13. Will there be any other items of business on the agenda?	5
14. How many votes are required for the approval of each item?	5
15. What is the quorum requirement?	5
16. What is a record holder?	5
17. What is a beneficial owner?	6
18. How are votes counted?	6
19. Who counts or tabulates the votes?	7
20. How do I access the proxy materials and annual report via the Internet?	8
21. What should I do if I get more than one proxy or voting instruction card?	8
22. I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	8
23. What if I have questions about my Energy Recovery shares or need to change my mailing address?	9
24. Where can I find the voting results of the Annual Meeting?	9
PROPOSALS TO BE VOTED ON AT THE MEETING	10
PROPOSAL NO. 1 ELECTION OF DIRECTORS	10
PROPOSAL NO. 2 APPROVAL OF THE ENERGY RECOVERY, INC. 2020 INCENTIVE PLAN	12
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Principal Accountant Fees and Services	23
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	23
Ratification of Deloitte & Touche LLP	23
PROPOSAL NO. 4 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	24
Governance Overview	25
Board Leadership and Governance Structure	25
Board of Directors	26
Board Diversity and Tenure	26
Director Independence	27
Relationships Among Directors or Executive Officers	28
Board Self-Evaluation	28
Board Meetings	28
Committees of the Board of Directors	28
Board Role in Risk Management	31
Compensation Committee Interlocks and Insider Participation	32
Communication between Stockholders and Directors	32
Code of Business Conduct and Ethics	32

i

Director Compensation	32
Director Compensation for the Year Ended December 31, 2019	33
Stock Ownership Guidelines	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
EXECUTIVE COMPENSATION	37
Compensation Discussion and Analysis	37
2019 Corporate Performance Highlights	37
Compensation Philosophy and Objectives	38
Pay Best Practices	39
Executive Compensation Process	40
Independent Compensation Consultant for Compensation Committee	41
Consideration of	41
Competitive Positioning	42
Base Salaries of Named Executive Officers	42
Annual Cash Incentive Compensation	43
Equity-Based Incentive Compensation	45
2019 Equity-Based Incentive Awards	45
Benefits	46
Change in Control Severance Plan	46
Severance and Termination Compensation	46
Compensation Policies and Practices as They Relate to Risk Management	47
REPORT OF THE COMPENSATION COMMITTEE	47
MEMBERS OF THE COMPENSATION COMMITTEE	47
Summary Compensation Table	48
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION	50
Grants of Plan-Based Awards in 2019	50
Outstanding Equity Awards as of December 31, 2019	51
Option Exercises and Stock Vested in 2019	52
Potential Payments Upon Termination or Change of Control	52
CEO PAY RATIO	56
REPORT OF THE AUDIT COMMITTEE	56
MEMBERS OF THE AUDIT COMMITTEE	57
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	58
Directors	58
Nominees for Director	58
Continuing Directors	60
Executive Officers	61
RELATED PERSON POLICIES AND TRANSACTIONS	63
STOCKHOLDER PROPOSALS	64
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting	64
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials	64
OTHER MATTERS	65
Section 16(a) Beneficial Ownership Reporting Compliance	65
Other Matters	65
ANNUAL REPORTS	66
APPENDIX A	67

ii

ENERGY RECOVERY, INC.

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Daylight Time on Thursday, July 16, 2020

This proxy statement and the enclosed form of proxy (“Proxy Statement”) are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2020 annual meeting of stockholders of Energy Recovery, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held in a virtual format via live audio webcast on Thursday, July 16, 2020 at 10:00 a.m. Pacific Daylight Time. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/ERII2020 by using the 16-digit control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied your proxy materials. The telephone number at that location is (510) 483-7370. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Energy Recovery” refer to Energy Recovery, Inc.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about May 28, 2020 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of

the information contained in this proxy statement.

You should read this entire proxy statement carefully.

ENERGY RECOVERY, INC.

INFORMATION ABOUT THE annual MEETING

Q:	What is the purpose of the Annual Meeting?

A:	Stockholders of record at the close of business on May 21, 2020 (the “Record Date”) will vote on the following items at the Annual Meeting:

●	to elect Alexander Buehler and Robert Yu Lang Mao as Class III directors to serve until our 2023 annual meeting of stockholders or until their respective successors have been elected and qualified;

●	to approve the Energy Recovery, Inc., 2020 Incentive Plan (the “2020 Plan”);

●	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

●	to hold a non-binding advisory vote on executive compensation;

●	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	Why are you conducting a Virtual Stockholder Meeting?

A:

In light of health and safety considerations and potential travel-related disruptions resulting from the COVID-19 pandemic, this year’s Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. The virtual meeting format also enables stockholders to participate fully, and equally, from any location around the world, at little to no cost to them. We designed the format of our Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our directors will also attend the meeting virtually.

Q:	What Happens If There Are Technical Difficulties During the Annual Meeting?

A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting on the log in page.

Q:	How do I access the Audio Webcast of the Annual Meeting.

A:

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. Online access to the audio webcast will open approximately fifteen (15) minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/ERII2020 Stockholders will need their unique 16-digit control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible and no later than Wednesday, July 15, 2020, so that you can be provided with a control number and gain access to the meeting.

Q:	How do I vote?

A:	If you are a stockholder of record as of the Record Date, there are four ways to vote:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card or the Notice.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card or the Notice.

●	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by July 15, 2020.

●	At the Virtual Meeting. You may vote live at the Annual Meeting at www.virtualshareholdermeeting.com/ERII2020

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time (8:59 p.m. Pacific Daylight Time) on July 15, 2020.

If, as of the Record Date, you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

●

At the Virtual Meeting. You may vote live at the virtual Annual Meeting at www.virtualshareholdermeeting.com/ERII2020 using your unique 16-digit control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends a vote:

●	FOR the election of directors Alexander Buehler and Robert Mao;

●	FOR the approval of the 2020 Plan;

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

●	FOR the approval of our executive compensation.

Q:	What is included in the proxy materials?

A:

The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (“SEC”) on March 6, 2020 (the “Annual Report”). These materials were first made available to you via the Internet on or about May 28, 2020. Our principal executive offices are located at 1717 Doolittle Drive, San Leandro, CA 94577, and our telephone number is (510) 483-7370. We maintain a website at www.energyrecovery.com. The information on our website is not a part of this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 28, 2020 to all stockholders entitled to vote at the virtual Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our Annual Meetings.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q:	Can I change my vote or revoke my proxy after submitting my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described on pages 1 and 2 of this Proxy Statement (and until the applicable deadline for each method); (2) providing a written notice of revocation to the Company’s Secretary at Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, CA 94577 prior to your shares being voted; or (3) attending the Annual Meeting and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote at the virtual Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting in person.

Q:	What if I return a proxy card but do not make specific choices?

A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described on page 3 of this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described above under “Can I change my vote or revoke my proxy after submitting my proxy?”

Q:	Who pays for the expenses related to the preparation and mailing of the Proxy Statement?

The Company will bear the costs of soliciting proxies, including the costs for the preparation, assembly, printing, and mailing of the Proxy Statement and related proxy materials. In addition, the Company will reimburse brokerage firms and other nominees representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners of those shares. We have retained Alliance Advisors as our proxy solicitors, and proxies may be solicited by a representative of that firm. For its services, we will pay Alliance Advisors a fee of $9,000, plus reasonable expenses. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, either personally, by telephone, facsimile, or mail.

Q:	Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 21, 2020, the Record Date, will be entitled to notice of, and to vote at, our Annual Meeting. Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the Record Date. On the Record Date, the Company had 55,630,374 shares of common stock outstanding, held by 23 holders of record.

Q:	Will there be any other items of business on the agenda?

A:

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement; however, the proxy holders (who are the management representatives named on the proxy card) may vote using their discretion with respect to any other matters properly presented for a vote at the meeting.

Q:	How many votes are required for the approval of each item?

A:

Proposal No. 1 (election of directors): The candidates who receive the greatest number of votes cast at the Annual Meeting will be elected, provided that a quorum is present. The Board recommends a vote “FOR” all nominees.

Proposal No. 2 (approval of 2020 Plan), Proposal No. 3 (ratification of Deloitte & Touche LLP as our independent registered public accountants) and Proposal No. 4 (advisory approval of the Company’s executive compensation): An affirmative vote of a majority of the shares of the Company’s common stock present and entitled to vote is required to approve Proposals No. 2, No. 3 and No. 4, provided that a quorum is present. The Board recommends a vote “FOR” each of the Proposals No. 2, No. 3 and No. 4.

Q:	What is the quorum requirement?

A:

A “quorum” of stockholders must be present for us to hold a valid meeting of stockholders. Stockholders representing a majority (more than 50%) of the voting power of our outstanding common stock as of the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the meeting. Stockholders who submit signed and dated proxies without specifying their votes and broker “non-votes” described below will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	What is a record holder?

A:

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “record holder” of those shares. If you are a record holder, you will receive a Notice on how you may access and review the proxy materials on the Internet.

Q:	What is a beneficial owner?

A:

If your shares are held in a stock brokerage account, by a bank, or by another nominee, those shares are registered with American Stock Transfer & Trust Company in the “street name” of the brokerage account, bank, or other nominee, you are considered the “beneficial owner” of those shares. If you are a beneficial owner, your broker or other nominee will send you a form of voting instructions along with instructions on how to access proxy materials.

As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction form included in the mailing or by following the instructions on the voting instruction card for voting via the Internet or telephone.

If there are multiple beneficial owners in the same household, your broker or other nominee may send only one set of voting instructions or copy of the proxy materials to your household. If you are receiving multiple copies of these materials and would like to receive a single copy in the future, please contact your broker, bank, or other nominee to request a single copy in the future.

Q:	How are votes counted?

A:	All shares of common stock represented by valid proxies will be voted in accordance with their instructions. In the absence of instructions, proxies will be voted “FOR” Proposals 1, 2, 3 and 4.

Brokers, banks, and other nominees may submit a proxy card for shares of common stock that they hold for a beneficial owner but may decline to vote on certain items because they have not received instructions from the beneficial owner. These are called “Broker Non-Votes” and are not included in the tabulation of the voting results for the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Consequently, Broker Non-Votes will not count as votes cast for purposes of Proposals No. 1, 2 and 4.

Brokers have the discretion to vote such shares for which they have not received voting instructions from the beneficial owners on routine matters but not on non-routine matters. The only routine matter up for vote this year is the ratification of the independent registered public accounting firm (Proposal No. 3).

A broker is prohibited from voting on a non-routine matter unless the broker receives specific voting instructions from the beneficial owner of the shares. The election of directors (Proposal No. 1), the approval of the 2020 Plan (Proposal No. 2) and the advisory vote on executive compensation (Proposal No. 4) are non-routine matters, and your broker cannot vote your shares on these proposals unless you have timely returned applicable voting instructions to your broker.

Abstentions have no effect on the outcome of voting for Proposal No. 1, election of directors. Abstentions are treated as shares present or represented and voting regarding Proposals No. 2, No. 3 and No. 4, so abstentions have the same effect as negative votes on those proposals.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What is the purpose of the Annual Meeting?” is as follows:

Proposal No.	Vote	Board Voting Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality(1)	No impact	No impact
2	Approval of 2020 Plan	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact
3	Ratification of independent registered public accountants	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote
4	Advisory, non-binding approval of executive compensation	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact

(1)

“Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class III directors to serve until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Q:	Who counts or tabulates the votes?

A:

The votes of stockholders attending the Annual Meeting and voting in person will be counted or tabulated by an independent inspector of election. For our meeting, a representative of Broadridge Investor Communications Solutions, Inc. will tabulate votes cast by proxy and in person.

Q:	How do I access the proxy materials and annual report via the Internet?

A:

A Notice will be mailed or emailed with instructions on how to access proxy materials via the Internet. This Proxy Statement, the 2019 Annual Report, and related proxy materials for the Annual Meeting of Stockholders to be held on July 16, 2020 will also be available electronically at http://ir.energyrecovery.com.

If you have previously chosen to receive the proxy materials via the Internet, you will be receiving an e-mail on or about May 28, 2020 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Daylight Time (8:59 p.m. Pacific Daylight Time) on July 15, 2020.

If your shares are registered in the name of a brokerage firm and you have not elected to receive proxy materials over the Internet, you may still be eligible to vote shares electronically over the Internet. Many brokerage firms participate in programs that provide eligible stockholders who receive a paper copy of the Proxy Statement and Annual Report the opportunity to vote via the Internet. If your brokerage firm participates in such a program, a form from the broker will provide voting instructions.

Stockholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies. Stockholders of record wishing to receive future stockholder materials electronically can elect this option by following the instructions provided when voting over the Internet at www.proxyvote.com.

Upon electing to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. The choice to view future Proxy Statements and Annual Reports over the Internet will remain in effect until you contact your broker or the Company to rescind the instructions. Internet access does not have to be elected each year.

Stockholders who elected to receive this Proxy Statement electronically over the Internet and who would now like to receive a paper copy of this Proxy Statement so that they may submit a paper proxy in lieu of an electronic proxy should contact either their broker or the Company.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process is commonly referred to as “house-holding.”

Brokers with account holders who are Energy Recovery stockholders may be house-holding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be house-holding communications to your address, house-holding will continue until you are notified otherwise or until you notify your broker or The Company that you no longer wish to participate in house-holding.

If, at any time, you no longer wish to participate in house-holding and would prefer to receive a separate Proxy Statement and Annual Report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, CA 94577 or (3) contact our Investor Relations department by email at IR@energyrecover.com or by telephone at (281) 962-8105. Stockholders who receive multiple copies of the Proxy Statement or Annual Report at their address and would like to request house-holding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Energy Recovery shares or need to change my mailing address?

A:

You may contact our transfer agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at info@amstock.com, if you have questions about your Energy Recovery shares or need to change your mailing address.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

PROPOSALs to be voted on at the meeting

Proposal NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation (our “Charter”) provides that the Board shall be divided into three classes, with the directors in each class serving three-year terms. At the Annual Meeting, two Class III directors will be elected for three-year terms.

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors approved Alexander Buehler and Robert Yu Lang Mao as nominees for election as Class III directors at the Annual Meeting. If elected, each newly elected director will serve until the 2023 annual meeting of stockholders, or until each director’s successor is duly elected and qualified, or until the director’s earlier removal or resignation.

Each of the nominees is currently a director of the Company and each of the nominees named below has consented, if elected as a director of the Company, to serve until his term expires.

In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected. Each of the two nominees for director who receives the greatest number of votes will be elected.

A plurality of the shares voted for each nominee at the meeting is required to elect each nominee as a director.

Set forth below are the names, ages, and certain biographical information relating to the Class III director nominees as of May 21, 2020.

DIRECTOR NOMINEES

Age: 45	Education: B.S. Civil Engineering, United States Military Academy at West Point M.B.A. Wharton School at the University of Pennsylvania
Director Since: 2015 Current Board Committees: Audit Committee (Chairman) Compensation Committee

Alexander J. Buehler joined our Board of Directors in February 2015. Mr. Buehler currently serves as Executive Vice President for Global Resources at Intertek, a global, publicly-traded company headquartered in London and leading provider of assurance, testing, inspection, and certification services. He joined Intertek in September 2018. Previously, he served at Energy Maintenance Services (“EMS”) from July 2014 to September 2017, first with a brief stint as Chief Financial Officer and then as President & Chief Executive Officer, during which time he steered the company through the market downturn in oil & gas, repositioned the business as the leading integrity maintenance company and led the marketing and sale of the business to First Reserve, a leading private equity company in the oil & gas space. He served as our Chief Financial Officer from 2011 until he joined EMS in 2014. From 2004 to 2011, Mr. Buehler held executive-level positions at Insituform Technologies, Inc. (now Aegion Corporation; NASDAQ: AEGN), a global leader in water infrastructure technology and services for municipalities and industry, including oil and gas. While at Insituform, Mr. Buehler worked in the U.S. and abroad, most recently as Vice President of Europe, leading all European operations from its regional headquarters in Paris, France. Mr. Buehler received a B.S. in Civil Engineering from the United States Military Academy at West Point and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania. Since 2017, Mr. Buehler has served on the Board of LiqTech International (NASDAQ: LIQT), where he also chairs the Audit Committee. Previously, from 2014 to 2019, Mr. Buehler served on the Board of Viscount Systems and Chair of the Audit Committee before the company was acquired by Identiv. The Board selected Mr. Buehler to serve as a director because he is a highly impactful business executive with years of experience in general management and strategic planning as well as new product development, corporate development, operations management, manufacturing process optimization, sales management, and back-office administration. Mr. Buehler has substantial experience in the global water, oil & gas, and manufacturing industries and was critical in a number of acquisitions.

Age: 76	Education: B.S. Material Science, Cornell University M.S. Metallurgical Engineering, Cornell University M.B.A. Massachusetts Institute of Technology
Director Since: 2010 Current Board Committees: Nominating and Corporate Governance Committee

Robert Yu Lang Mao has served as a member of our Board of Directors since September 2010 and was appointed Chairman of the Board in March 2019. Mr. Mao was appointed President and Chief Executive Officer in May 2020 and interim President and Chief Executive Officer in November 2019. Mr. Mao has more than thirty years of executive experience in the technology and telecommunications industries across Asia, the United States, and Europe.  Mr. Mao previously served as a Board Director of Hon Hai Precision Ind. Co. Ltd (Foxconn) during 2018 to 2019, the world’s largest contract manufacturer supplying high tech products to world leading companies including Apple, Amazon, Dell, Microsoft, and Hewlett-Packard Company (Hewlett-Packard).  Foxconn is a public company listed on the Taiwan Stock Exchange.  In addition to serving on Energy Recovery’s Board of Directors, he also serves on the Board of Directors of privately held Ubee Interactive Corporation, a supplier of broadband access equipment and devices to multimedia and telecom service providers worldwide. In 2013 Mr. Mao was named Chairman, China Region for Hewlett-Packard Company (Hewlett-Packard).   He retired from Hewlett-Packard in 2016.  Mr. Mao served as CEO of 3Com Corporation (3Com) from 2008 to 2010 and completed the sale of 3Com to Hewlett-Packard in 2010.  Mr. Mao was also a Board Director of 3Com from 2007 to 2010.  3Com was a Nasdaq listed S&P 500 company providing computer networking and security solutions and products to public and private enterprises worldwide.  Prior to 3Com Corporation, he worked for Nortel Networks, a broad-based communications technology company, as CEO of the company’s Greater China operations from 1997 to 2006.  Before joining Nortel, he was regional president of the Greater China region for Alcatel-Lucent from 1995 to 1997.  He also held executive positions at Alcatel and ITT in Asia and the United States. Mr. Mao holds a B.S. in Material Science and a M.S. in Metallurgical Engineering from Cornell University and a M.B.A. in Management from the Massachusetts Institute of Technology (MIT).  The Board selected Mr. Mao to serve as a director because of his prior executive experience helping technology companies and equipment manufacturers expand into new product and geographic markets, his knowledge of the China market, his strong strategic and analytic skills, and his many years of experience as board director in public and private companies based in high technology industries. He has a long record of distinction serving in senior executive management positions with a number of multi-national companies including serving as CEO of a U.S. public traded billion dollar company selling into world markets. He has also started and grown new ventures in the high technology industries. Mr. Mao possesses the experience, qualification, attributes and skills to serve as a Board Director of our Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF Alexander Buehler
AND Robert YU LANG Mao AS CLASS IIi DIRECTORS.

PROPOSAL NO. 2

APPROVAL OF THE ENERGY RECOVERY, INC. 2020 INCENTIVE PLAN

The Board is asking our stockholders to approve the Energy Recovery, Inc. 2020 Incentive Plan (the “2020 Plan”). The 2020 Plan was approved by the Board on May 5, 2020 and will become effective upon receipt of stockholder approval at the Annual Meeting. The 2020 Plan will replace our 2016 Equity Incentive Plan (the “2016 Plan”), which was approved by stockholders in 2016.

Background and Reasons for the Proposal

The Board of Directors believes that equity awards under the 2016 Plan have contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its stockholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board believes that the number of shares of common stock currently available under the 2016 Plan is insufficient to meet our current and future equity compensation needs. Stockholder approval of the 2020 Plan is intended to ensure that we have sufficient shares available to attract and retain employees and to further our growth and development. For a discussion of equity awards as components of our executive compensation program, please refer to the “Compensation Discussion and Analysis” section below.

HIGHLIGHTS OF THE 2020 pLAN AND KEY GOVERNANCE PROVISIONS

The 2020 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●

Independent Compensation Committee.  Awards under the 2020 Plan, as under the 2016 Plan, will be administered by our Compensation Committee, which is composed entirely of independent directors who meet Nasdaq independence standards.

●	Annual limit on employee awards. The 2020 Plan establishes a maximum number of shares subject to awards that may be granted to any individual employee in any calendar year.

●	Annual Limit on nonemployee director awards. The value of shares and cash awards to an individual non-employee director during any calendar year may not exceed $500,000.

●

No recycling of shares or “liberal share counting” practices.  Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding may not become available again for issuance under the 2020 Plan. In addition, the gross shares subject to a stock appreciation right (SAR) award and not the net number of shares actually issued upon exercise counts against our plan reserve.

●	No repricing or cash buyout without stockholder approval. Repricing or other exchanges or cash buyouts of stock options and SARs are prohibited without prior stockholder approval.

●	No dividends on stock options or SARs. No dividends or dividend equivalents accrue on stock options or SARs.

●	No dividends on unvested stock awards. No dividends or dividend equivalents may be paid on stock awards before they are vested or payable.

●	No discounted stock options or SARs. All stock options and SARs must be issued with an exercise or grant price at fair market value.

●	Ten-year term for stock options and SARs. Stock options and SARs have a maximum term of ten years.

●	No tax gross-ups. The 2020 Plan does not provide for the gross-up of any excise tax liability on 2020 Plan awards.

●

Double-trigger change in control vesting.  Awards assumed by a successor company in connection with a change in control will not automatically vest and pay out solely as a result of the change in control.

●	No liberal change in control definition. Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a merger or other change in control event.

●	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2020 Plan can be automatically replenished.

●

Minimum vesting. The aggregate number of shares that may be issued pursuant to Awards that contain no restrictions or restrictions based solely on continuous employment or service over less than one year may not exceed 5% of the aggregate maximum number of shares authorized for issuance under the 2020 Plan, except in limited circumstances after the time of grant.

Background for Requested Share Authorization

The 2020 Plan authorizes the issuance of an additional 4,500,000 shares. If the 2020 Plan is approved, the number of shares of our common stock authorized for grant under the 2020 Plan will be equal to the sum of up to (i) 4,500,000 shares authorized under the 2020 Plan plus (ii)1,394,727 shares remaining available for grant under the 2016 Plan as of the effective date of the 2020 Plan and (iii) 4,954,723 shares subject to awards granted under the 2016 Plan and the 2008 Equity Incentive Plan that were outstanding as of the effective date of the 2020 Plan and subsequently expire, terminate or are otherwise surrendered, cancelled or forfeited. As of May 21, 2020, we had the following awards outstanding under our equity compensation plans:

Total shares underlying outstanding options	4,251,833
Weighted-average exercise price of outstanding options	$7.11
Weighted-average remaining contractual life of outstanding options	6.1 years
Total shares underlying outstanding unvested restricted stock units	702,890
Total shares of common stock outstanding	55,630,374
Total shares available for grant under our equity compensation plans (1)	1,394,727

(1)	Our equity compensation plans consist of the 2016 Plan, the 2008 Equity Incentive Plan and the 2006 Stock Option/Stock Issuance Plan. Shares are available for grant only under the 2016 Plan.

In setting the number of shares authorized for issuance under the 2020 Plan, the Compensation Committee and the Board of Directors considered a number of factors, including the number of outstanding equity awards, the number of shares available for grant under the 2016 Incentive Plan, our historical granting practices and burn rate, and the level of potential dilution that will result from adoption of the 2020 Plan.

In 2017, 2018 and 2019, we granted equity awards representing a total of approximately 838,711, 1,511,384 and 982,732 shares, respectively, as follows:

	2017	2018	2019
Stock options granted	677,296	1,231,861	568,029
Restricted stock unit awards granted	161,415	279,523	414,703
Total equity awards granted	838,711	1,511,384	982,732
Weighted-average (basic) common stock outstanding	53,700,751	53,764,123	54,739,732
Annual equity plan utilization rate (“burn rate”)	2%	3%	2%

Our three-year average annual burn rate for the period from January 1, 2017 through December 31, 2019 was 2%. We calculated our burn rate by (i) counting the number of shares subject to awards granted during each year and (ii) dividing the resulting number by the average number of shares of our common stock outstanding as reported in our Form 10-K for each respective year. As of May 21, 2020, the number of shares subject to outstanding equity awards under our equity compensation plans plus the number of the shares available for grant under the 2016 Plan and the new shares to be authorized under the 2020 Plan (an aggregate of 10,849,450 shares), represented 20% of our outstanding common stock. We believe our three-year average annual burn rate and level of potential dilution assuming the 2020 Plan is approved by stockholders compare favorably to industry standards. On the effective date of the 2020 Plan, all shares previously available for future awards under the 2016 Plan as of that date will become available for issuance under the 2020 Plan, and no further awards will be made under the 2016 Plan.

Our future burn rate will depend on a number of factors, including the number of participants in the 2020 Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix. Based on the factors above, the Board believes that the share reserve under the 2020 Plan is reasonable and appropriate at this time.

Our executive officers and directors have a financial interest in this proposal because they would be eligible to receive awards under the 2020 Plan

The closing sale price of a share of our common stock on the Nasdaq Market on May 21, 2020 was $7.77 per share.

Summary of the 2020 Plan

The following description is a summary of some of the key provisions of the 2020 Plan, and it is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached to this proxy statement as Appendix A.

Purposes of the 2020 Plan

The 2020 Plan is intended to promote our long-term success and the creation of stockholder value by encouraging employees, officers, directors, consultants, agents, advisors, and independent contractors to focus on critical long-range objectives; encouraging the attraction and retention of employees, officers, directors, consultants, agents, advisors, and independent contractors with exceptional qualifications; and linking employees, officers, directors, consultants, agents, advisors, and independent contractors directly to stockholder interests through increased stock ownership.

Administration

The 2020 Plan will be administered by the Board of Directors or the Board’s Compensation Committee, which must be composed of directors who meet the independence requirements of Nasdaq and at least two or more of whom are “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act. The Board may delegate concurrent administration of the 2020 Plan to different committees consisting of one or more members of the Board in accordance with the 2020 Plan’s terms. In addition, the Board or the Compensation Committee may delegate granting authority to one or more officers of the Company in accordance with the 2020 Plan’s terms. References to the “Committee” in this summary description are, as applicable, to the Board or the Compensation Committee, or other committees or officers authorized to administer the 2020 Plan.

The Committee is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares to be subject to awards, and the other terms, conditions, and provisions of such awards, as well as to interpret and administer the 2020 Plan and any award or agreement entered into under the 2020 Plan.

Eligibility

Awards may be granted under the 2020 Plan to employees, officers, directors, consultants, agents, advisors, and independent contractors of the Company and its related companies selected by the Committee. As of May 21, 2020, approximately 196 employees, 2 consultants and 6 non-employee directors were eligible to receive grants under the 2020 Plan.

Number of Shares Authorized

Subject to adjustment as provided in the 2020 Plan, the number of shares of common stock initially authorized for issuance under the 2020 Plan is:

●	4,500,000 shares, plus

●

Up to 1,394,727 shares available for issuance or subject to outstanding awards under the 2016 Plan as of the date of stockholder approval of the 2020 Plan and up to 4,954,723 shares then subject to outstanding awards under the 2016 Plan and the 2008 Equity Incentive Plan that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares) will automatically become available for issuance under the 2020 Plan.

The number of shares of common stock that may be issued upon the exercise of incentive stock options, subject to adjustment as provided in the 2020 Plan, is limited to 10,849,450 shares.

Annual Limit on Employee Awards.

Subject to certain adjustment as provided in the 2020 Plan, participants may not be granted awards for more than 750,000 shares of common stock in any calendar year. However, additional one-time grants of such awards may be granted for up to 300,000 additional shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to performance units or any other awards denominated in cash cannot exceed $7,500,000 in any calendar year.

Annual Limit on Nonemployee Director Awards

The aggregate amount of compensation granted during any fiscal year of the Company to any director who is not an employee of the Company, including any equity awards and any cash retainers or fees, may not exceed $500,000.

Share Counting

If any award lapses, expires, terminates, or is canceled prior to the issuance of shares or if shares are issued under the 2020 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares shall again be available for issuance under the 2020 Plan. The following shares will not become available for issuance under the 2020 Plan:

●	shares tendered by a participant as full or partial payment upon exercise of a stock option;

●	the gross number of shares subject to any grant of SARs; and

●	shares withheld by, or otherwise tendered to, the Company to satisfy a participant’s tax withholding obligations with respect to the grant, vesting, or exercise of an award.

Awards granted in assumption of or in substitution for awards previously granted by an acquired company will not reduce the number of shares authorized for issuance under the 2020 Plan.

Types of Awards

The 2020 Plan permits the granting of any or all of the following types of awards:

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, the Committee determines when stock options are exercisable and what the term of the stock options will be, except that the term cannot exceed ten years.

In the event of termination of service with the Company or a related company, a participant will be able to exercise his or her stock option for the period of time and on the terms and conditions determined by the Committee and stated in the stock option agreement.

Stock Appreciation Rights (SARs). The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2020 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot be more than ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

No Repricing or Cash Buyouts Without Shareholder Approval. Without stockholder approval, the Committee is not authorized to (a) lower the exercise or grant price of an option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2020 Plan, such as stock splits, (b) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock or other equity award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or similar corporate transaction, or (c) take any other action that is treated as a repricing under generally accepted accounting principles.

Stock Awards, Restricted Stock, and Stock Units. The Committee may grant awards of shares of common stock or awards designated in units of common stock. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with the Company or the achievement of specified performance criteria, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee.

Performance Awards. The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock. Performance units are units valued by reference to a designated amount of property other than shares of common stock. Performance shares and performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee. Performance awards may be payable in stock, cash or other property, or a combination thereof.

Other Stock- or Cash-Based Awards. The Committee may grant other incentives denominated in shares of common stock or in cash, which may be payable in shares of common stock or cash or a combination of both, subject to the terms of the 2020 Plan and any other terms and conditions determined by the Committee.

Performance Measures. The performance measures for any award of performance-based compensation must be set by the Compensation Committee at the start of each performance period and may, without limitation, be based on one or a combination of two or more of the following performance criteria as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, items that are unusual in nature or infrequently occurring or both, restructuring charges, or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management, or asset management metrics. The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole (or of any affiliate or business unit) under one or more of the performance criteria described above relative to the performance of other corporations.

The Compensation Committee may provide in any award of performance-based compensation that any evaluation of performance may, without limitation, include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law or rate on deferred tax liabilities, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; items that are unusual in nature or infrequently occurring or both that the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of our periodic reports; acquisitions or divestitures; foreign exchange gains and losses; gains and losses on asset sales; and impairments.

Change in Control

Effect of Change in Control. Under the 2020 Plan, the Committee may provide for the vesting acceleration of an award upon a change in control of the Company, whether or not the award is assumed by the successor corporation, or upon a termination of a participant’s employment following a change in control. A change in control includes:

●	A merger, consolidation, or other reorganization of our company after which our stockholders own 50% or less of the surviving corporation or its parent company;
●	a sale of all or substantially all of our assets;
●

a change in the composition of the Board of Directors, as a result of which less than 50% of the incumbent directors either had been directors 12 months before the change in composition of the Board or were appointed or nominated by the Board by a majority of the directors who had been directors 12 months before or had been selected in this manner; or

●	an acquisition of 50% or more of our outstanding stock by any person or group other than a person related to our company, such as a holding company owned by our stockholders.

Unless the Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between a participant and the Company or a related company, in the event that we are a party to a merger or consolidation in which options or awards are not continued or assumed or substituted with comparable awards by the surviving corporation, all outstanding options or awards will be subject to the agreement of merger or consolidation, which shall provide for one or more of the following:

The acceleration of vesting of 100% of the then unvested portion of the common stock subject to any outstanding options and stock appreciation rights.

The cancellation of all outstanding options and stock appreciation rights in exchange for a payment to the holders thereof equal to the excess of (i) the fair market value of the common shares subject to such options and stock appreciation rights over (ii) their exercise price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent.

The cancellation of all outstanding stock units and a payment to the holders thereof equal to the fair market value of the common stock subject to such stock units. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent.

Adjustments

If any change is made in the stock subject to the 2020 Plan, or subject to any award, without the receipt of consideration by us (through stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure not involving the receipt of consideration by us), or in the event of an extraordinary cash dividend, then the Committee shall make proportional adjustments to (a) the maximum number and kind of securities available for issuance under the 2020 Plan, (b) the maximum number and kind of securities issuable as incentive stock options, (c) the maximum number and kind of securities subject to individual annual award limits and (d) the number and kind of securities subject to any outstanding awards and/or the per share price of such securities.

Acceleration of Awards, Lapse of Restrictions

Consistent with the terms of the 2020 Plan, the Compensation Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant’s award agreement, or otherwise in the Compensation Committee’s discretion, which may include, without limitation, acceleration resulting from the participant’s death, disability, or retirement.

Effective Date, Term, Termination, and Amendment

The 2020 Plan will become effective on the date it is approved by the requisite vote of our stockholders at the Annual Meeting or any adjournment thereof. Unless earlier terminated by the Board of Directors or the Compensation Committee, the 2020 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by stockholders. The Board or the Compensation Committee may amend, suspend, or terminate the 2020 Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment, and only the Board may amend the 2020 Plan if stockholder approval of the amendment is required. The amendment, suspension or termination of the 2020 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially adversely affect any rights under an outstanding award.

Recoupment of Awards

Awards made under the 2020 Plan are subject to any policy adopted by the Company pursuant to the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules and regulations regarding the recoupment or clawback of incentive compensation and similar rules and laws in other jurisdictions, and any compensation recoupment or clawback policies we may have in place from time to time.

U. S. Federal Income Tax Considerations

The following is a general summary of the U.S. federal income tax consequences of awards under the 2020 Plan to us and to participants in the 2020 Plan who are citizens or residents of the United States for U.S. federal tax purposes. The summary is based on the Internal Revenue Code (the “Code”), applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares acquired upon exercise, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a specified grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the specified grant price of the SAR. When a participant sells any shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the total base value.

Restricted Stock Awards.    A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made a timely and proper Section 83(b) election. If the participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Restricted Stock Units.    A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a restricted stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Performance Share or Performance Unit Awards.    A participant generally will not recognize income at the time a performance share or performance unit award is granted. When any part of a performance share or performance unit award is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Other Awards.    The U.S. federal income tax consequences of other awards under the 2016 Plan will depend upon the specific terms of each award.

Tax Consequences to Us.    In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code.    We intend that awards granted under the 2016 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding.    We are authorized to deduct or withhold from any award granted or payment due under the 2020 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of our common stock or otherwise settle an award under the 2020 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers, and consultants under the 2020 Plan are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated to such individuals under the 2020 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Grants of Plan-Based Awards in 2019” table below. Grants made to our non-employee directors in the last fiscal year are described under “Director Compensation” below.

THE BOARD OF DIRECTORS unanimously RECOMMENDS that
stockholders VOTE “FOR” THE APPROVAL OF THE
ENERGY RECOVERY, INC. 2020 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth equity compensation plan information as of May 21, 2020.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (# of Shares) (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($ per Share)	Full Value Awards Outstanding (# of Shares)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (# of Shares)
Equity compensation plans approved by security holders	4,251,833	7.11	702,890	1,394,727
Equity compensation plans not approved by security holders	None	Not Applicable	None	Not Applicable

(1)

Represents shares of the Company’s common stock issuable upon exercise of options outstanding under the following equity compensation plans: the 2006 Stock Option/Stock Issuance Plan, the 2008 Equity Incentive Plan, the Amended and Restated 2008 Equity Incentive Plan and the 2016 Incentive Plan. Does not include shares authorized for issuance under the proposed 2020 Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC Accounting firm

The Audit Committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte & Touche LLP was retained by us on April 11, 2018, as announced in our Current Report on Form 8-K, filed on April 13, 2018. Prior to Deloitte & Touche LLP, BDO USA, LLP acted as our independent registered public accounting firm. BDO USA, LLP audited the Company’s financial statements for the fiscal years ending December 31, 2017 and 2016. On April 11, 2018, in connection with its selection of Deloitte & Touche LLP, the Audit Committee approved the dismissal of BDO USA, LLP. A representative of Deloitte & Touche LLP is expected to be present at the virtual Annual Meeting. The representative will have an opportunity to make a statement and to respond to any questions.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ (global) capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2020. The members of the Audit Committee and the Board believe that, due to Deloitte & Touche’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its stockholders to retain Deloitte & Touche LLP to serve as the Company’s independent auditor during 2020.

During the years ended December 31, 2019 and 2018, neither the Company nor anyone on its behalf has consulted with Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The report of Deloitte and Touche LLP on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2017 and 2016 and for the period from January 1, 2018 to April 11, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years.

During the year ended December 31, 2017 and for the period from January 1, 2018 to April 11, 2018, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table sets forth all fees accrued or paid to Deloitte & Touche LLP, our independent registered public accountants, and BDO USA, LLP, our former independent registered public accountants, for fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees (1)	$850,000	$794,000
Audit-Related Fees (2)	10,000	4,000
Tax Fees (3)	168,081	566,361
All Other Fees (4)	1,895	1,895
Total	$1,029,976	$1,366,256

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements and review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Audit-related Fees consist of professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of product and services other than those reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves audit, audit-related, tax, and all other services provided by our independent registered public accountants, Deloitte & Touche LLP and will not approve services that are impermissible under applicable laws and regulations. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision of that member to pre-approve specific services must be reported to the full Audit Committee at its next scheduled meeting. In the fiscal years ended December 31, 2019 and 2018, all fees identified above under the captions “Audit Fees” that were billed by Deloitte & Touche LLP for 2019 and 2018, were approved by the Audit Committee in accordance with SEC requirements.

In the fiscal years ended December 31, 2019 and 2018, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Ratification of Deloitte & Touche LLP

Although ratification is not required, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2020 is being submitted for ratification at the Annual Meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take stockholders’ opinions regarding the appointment of Deloitte & Touche LLP into consideration in future deliberations. If Deloitte & Touche LLP’s appointment is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate Deloitte & Touche LLP’s engagement as the Company’s independent accountants without the approval of the Company’s stockholders whenever the Audit Committee deems appropriate.

THE BOARD OF DIRECTORS unanimously RECOMMENDS that

stockholders VOTE “FOR” RATIFICATION

OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC accountING FIRM FOR

THE YEAR ENDING DECEMBER 31, 2020

PROPOSAL NO. 4

non-binding ADVISORY vote ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 38 of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee for our fiscal year ended December 31, 2019, with respect to the executive officers named in the Summary Compensation Table on page 49. The Board of Directors is asking our stockholders to cast a non-binding advisory vote to approve the following resolution:

“RESOLVED, that the stockholders of Energy Recovery, Inc. approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table for 2019, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables (other than the pay ratio), and the related footnotes and narratives accompanying the tables).”

The Board is asking our stockholders to vote “FOR” this proposal because it believes that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are necessary to achieve the Company’s primary objective of the executive compensation program, that of attracting, retaining, and motivating the talent we need to meet and/or exceed the strategic, operational, and financial goals of the Company. Additionally, we want to reward superior performance and align the long-term interests of our executives with our stockholders.

This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation programs and policies and the compensation paid to the executive officers named in the Summary Compensation Table.

The Company’s current policy is to hold a Say on Pay vote each year. We expect to hold another advisory vote with respect to executive compensation at the annual meeting of stockholders to be held in 2021.

Although your vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. We are providing this advisory vote pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION

AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED

NARRATIVE DISCLOSURE INCLUDED IN THIS PROXY STATEMENT.

Information about the board of directors

and CORPORATE GOVERNANCE MATTERS

Governance Overview

ERI is committed to maintaining superior governance practices, and we regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices.

Board Leadership and Governance Structure

The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. Historically, the Board has determined that the roles of the Chairman of the Board and the Chief Executive Officer should be separate, with the Chairman an independent director, because that structure affords independent Board leadership and allows the Chief Executive Officer to concentrate on the Company’s business. Nevertheless, the Board believes it is appropriate to retain the discretion and flexibility to change the structure from time to time as needed to provide appropriate leadership for the Company

The Chairman of the Board’s duties include consulting with our Chief Executive Officer, presiding over meetings of the Board, including executive sessions of the Board and the independent directors, and, together with our Chief Executive Officer, presiding over meetings of stockholders. The Chairman of the Board’s duties also include facilitating discussions among independent directors on key issues and concerns outside of Board meetings, serving as a liaison between the Chief Executive Officer and the other directors, reviewing information to be sent to the Board, collaborating with the Chief Executive Officer and other members of Company management to set meeting agendas and Board information, assisting the chairs of the committees of the Board as requested, and performing such other functions and responsibilities as requested by the Board or the independent directors from time to time. In performing the duties described above, the Chairman is expected to consult with, and does consult with, the chairs of the appropriate Board committees.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include leading the management team, representing the Company externally, consulting with the Chairman of the Board about developments in the Company, and communicating with all directors about key issues outside of Board meetings.

Upon the departure of the Company’s prior President and Chief Executive Officer, Chris Gannon, on November 1, 2019, the Board appointed Robert Yu Lang Mao, the Company’s Chairman of the Board, as the interim Chief Executive Officer, and on May 5, 2020, the Board appointed Mr. Mao as the President and Chief Executive Officer. Accordingly, the roles of Chairman and Chief Executive Officer are currently held by Mr. Mao. To maintain the independent leadership of the Board during this interim period, at the time Mr. Mao was appointed as the interim Chief Executive Officer, the independent members of the Board appointed Arve Hanstveit as the Board’s Lead Independent Director. On May 5, 2020, the Board appointed Pamela Tondreau as the Lead Independent Director succeeding Mr. Hanstveit. We believe that the Lead Independent Director provides the Company and the Board with the same independent leadership, oversight and benefits that has historically been provided by an independent Chairman. Ms. Tondreau has been a member of the Board since 2019 and she currently serves on the Compensation Committee. Ms. Tondreau’s extensive corporate and legal experience make her qualified to serve as Lead Independent Director of our Board.

Board of Directors

The number of directors is fixed by our Board of Directors, subject to the terms of our Charter and the Bylaws. Our Board of Directors currently consists of seven directors.

In accordance with our Charter and the Bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Prior to the Annual Meeting, the Board consisted of:

Committee Memberships
Director	Class I	Class II	Class III	Audit	Compensation	Nominating & Corporate Governance
Mr. Alexander J. Buehler			X	Chairman	Member
Mr. Olav Fjell	X			Member		Member
Mr. Sherif Foda		X			Member	Member
Mr. Arve Hanstveit		X		Member	Chairman
Mr. Ole Peter Lorentzen	X				Member	Chairman
Mr. Robert Yu Lang Mao			X			Member
Ms. Pamela Tondreau		X			Member

Immediately following the Annual Meeting, our directors will be divided among the three classes as follows:

●	Class I directors – Messrs. Fjell and Lorentzen’s terms will expire at the annual meeting of stockholders to be held in 2021;

●	Class II directors – Messrs. Foda, Hanstveit and Tondreau’s terms will expire at the annual meeting of stockholders to be held in 2022; and

●

Class III directors – Messrs. Buehler and Mao’s terms will expire at the Annual Meeting and they are standing for election at the Annual Meeting for terms that will expire at the annual meeting of stockholders to be held in 2023.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Board Diversity and Tenure

Our Board believes that diversity is an important aspect of an effective board. The Nominating and Corporate Governance Committee seeks to recommend individuals to the Board with, among other things, a diversity of skills, experience, expertise and perspective appropriate for the business and operation of the Company. We recognize the benefits of racial and gender diversity in the boardroom, including better reflecting our diverse customer and employee base and the healthy debate that stems from different viewpoints that may result from diverse backgrounds. Accordingly, our Board is diverse in many ways, with differing geographic, business and racial backgrounds. Over forty percent of our Board members are diverse based on gender or ethnicity.

We believe that fresh perspectives and new ideas are critical to a forward-looking and strategic Board. At the same time, given the extremely complex nature of our business, it is equally important to benefit from the valuable experience and institutional knowledge that longer-serving directors bring to the boardroom. Our two newest Directors, Pamela Tondreau and Sherif Foda, joined the Board in 2019 and 2016 respectively. Mr. Buehler, Mr. Fjell and Mr. Lorentzen joined the Board in 2015. Mr. Mao and Mr. Hanstveit joined our Board in 2010 and 1995, respectively. The Board strongly believes that the current mix of directors provides the Company with an appropriate balance of knowledge, experience and capability, allowing us to leverage deep company experience and knowledge in addition to new viewpoints and innovative ideas among newer directors. Five out of our seven Directors have served on our Board for less than six years.

Director Independence

The Nominating and Corporate Governance Committee and the Board undertake an annual review of director independence. The Nominating and Corporate Governance Committee and the Board evaluated all business and charitable relationships between the Company and the Company’s non-employee directors and all other relevant facts and circumstances. Based on information provided by each director concerning his background, employment, and affiliations, including family relationships, our Board of Directors has affirmatively determined that, except for Mr. Mao who is currently serving as an employee, none of our directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The Nasdaq Stock Market (the “Applicable Rules”). In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.

The Board of Directors also has determined that each director is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

The Board’s standards for determining director independence meet or exceed the applicable rules of the SEC and Nasdaq listing standards. In determining whether a director is “independent”, the Board considers whether the individual:

●

is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

●	is not, and has not at any time during the past three years been, employed by the Company;

●

has not accepted, and does not have any spouse, parent, child or sibling, whether by blood, marriage or adoption, any person residing in such individual’s home, or any relative supported financially (each, a “Family Member”) who has accepted, any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than (A) compensation for Board or committee service, (B) compensation paid to a Family Member who is an employee (other than an executive officer) of the Company, or (C) benefits under a tax-qualified retirement plan or non-discretionary compensation;

●	is not a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

●

is not, and does not have a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (A) payments arising solely from investments in the Company’s securities and (B) payments under non-discretionary charitable contribution matching programs;

●

is not, and does not have a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity;

●

is not, and does not have a Family Member who is, a current partner of the Company’s outside auditor, and was not, and does not have a Family Member who was, a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years; and

●	satisfies any additional requirements for independence promulgated from time to time by NASDAQ.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Board Self-Evaluation

Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee must conduct a periodic assessment of the performance of the Board, including the committees, and provide the results to the full Board for discussion. The purpose of the review is to increase the effectiveness of the Board as a whole and of each of the committees. The assessment includes an evaluation of the Board and each committee’s contribution as a whole, of specific areas in which the Board, the applicable committee and/or management believe better contributions could be made and of the overall make-up and composition of the Board and its committees.

Board Meetings

The Board conducts its business through meetings of the full Board and committees of the Board. The Board regularly meets in executive session with only independent directors of the Board present. During 2019, the Board held 8 meetings. During 2019, other than Mr. Foda, no director attended fewer than 75% of all the meetings of the Board or its committees on which he or she served after becoming a member. The Company encourages, but does not require, its directors to attend the annual meeting of stockholders.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The primary responsibilities, membership and meeting information for the committees of our Board during 2019 are summarized below. A copy of the charter of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.energyrecovery.com under the links “Investor Relations” – “Corporate Governance.”

Audit Committee

Members:  All Independent

Alexander Buehler (Chair)

Olav Fjell

Arve Hanstveit

Meetings in 2019: 4

The Board has unanimously determined that each member of the Audit Committee meets Nasdaq’s “financial sophistication” requirements and that Mr. Buehler has the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations.

Key Responsibilities:

●    Oversees and reports to the Board with respect to the quality and integrity of the Company’s financial statements, accounting, and financial reporting processes, and audits of the financial statements and internal controls over financial reporting

●     Appoints, compensates, and evaluates the qualifications, independence, and performance of the independent auditor

●     Oversees the performance of the internal audit function

●     Oversees the Company’s enterprise risk management policies

●     Monitors the Company’s compliance with legal and regulatory requirements

●     Reviews and approves related party transactions

●    Reviews cyber-security and other risks relevant to the Company’s information system controls and security

Compensation Committee

Members:  All Independent

Arve Hanstveit (Chair)

Alexander Buehler

Sherif Foda

Ole Peter Lorentzen

Pamela Tondreau

Meetings in 2019:  6

The Board has determined that each member is independent under Nasdaq rules and the Company’s Corporate Governance Guidelines and is a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.

Key Responsibilities:

●     Reviews and approves the Company’s overall compensation philosophy

●     Designs and administers the Company’s executive compensation programs and policies that are aligned with business and compensation objectives

●     Evaluate the performance of the Chief Executive Officer and approve his compensation and other terms of employment

●     Determines and approves the annual compensation of the executive officers and Section 16 officers

●   Administers the Company’s incentive and stock plans, including establishing guidelines, interpreting plan documents, selecting participants, approving grants and award and making other decisions regarding the operation of such plans

●     Reviews and makes recommendations to the Board concerning director compensation

●    Retain outside advisors; directly retains and oversees its independent compensation consultant

Nominating and Corporate Governance Committee

Members:  Majority Independent*

Ole Peter Lorentzen (Chair)

Olav Fjell

Sherif Foda

Robert Mao

Meetings in 2019:  4

* The Board has determined that each member is independent under NASDAQ rules, with the exception of Mr. Mao.

Key Responsibilities:

●     Identifies and recommends to the Board, nominees to serve on the Board

●    Monitors the independence of directors of the Board and Board Committees

●    Oversees the Board and Board Committees annual evaluation process

●   Develops and oversees compliance with the Company’s corporate governance functions, including the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance

●     Reviews and makes recommendations to the Board with respect to corporate governance matters generally

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our Bylaws. To be timely, a stockholder’s notice to our Secretary must be delivered to or mailed and received at our principal executive offices, in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date on which we first mailed our Proxy Statement to stockholders in connection with the immediately preceding annual meeting. If no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In the case of a special meeting of stockholders called for the purpose of electing directors, notice must be delivered to or mailed and received not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

Stockholder nominations must also include the information required by our Bylaws. Under the Bylaws, information as to each person whom the stockholder proposes to nominate for election as a director must include (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant SEC regulations. The stockholder giving notice must also provide certain other information required under our Bylaws.

A stockholder who wishes to nominate a candidate to serve on the Board should carefully review the applicable provisions of our Bylaws. Any such nomination must be made in accordance with the procedures outlined in, and include the information required by, the Bylaws. The nomination must be addressed to 1717 Doolittle Drive, San Leandro, California 94577 Attn: Secretary. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying nominees for directors, the committee takes diversity into account when looking for best available candidates to serve on the Board. In the past, when new directors have been added to our Board, the Board or Nominating and Corporate Governance Committee has endeavored to select director candidates who have business, scientific, or regulatory specializations; technical skills; or other backgrounds that increased the range of experience and diversity of perspectives within our Board in ways that pertain to our current and future business goals. The Committee also considers diversity in terms of gender, ethnic background, and national origin.

There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Nominating and Corporate Governance Committee itself.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers numerous factors including:

●

whether or not the person has any relationships that might impair his or her independence, such as any business, financial, or family relationships with the Company, its management, its stockholders, or their affiliates;

●	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

●	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company; and

●

the contribution that the person can make to the Board and the Company, with consideration given to the person’s experience in the fields of energy, technology, and manufacturing as well as leadership or entrepreneurial experience in business or education.

Of greatest importance is the individual’s integrity and ability to bring to the Company experience and knowledge in areas related to the Company’s current and future business. The Board intends to continue using these criteria to evaluate candidates for election to the Board.

Board Role in Risk Management

The goal of the Company’s risk management process is to understand and manage material risks impacting our business. Management is responsible for identifying and managing the risks, while directors provide oversight to management in this process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance to enhance stockholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. The Board, either directly or through one or more of its committees, reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk. The Board relies on each Board committee to oversee management of specific risks related to that committee’s function.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the Board. The Audit Committee charter provides that the Audit Committee should discuss and consider the process by which senior management of the Company and the relevant departments assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposure and the steps management has taken to monitor, control, and report such exposures. In addition, the Audit Committee reports to the Board of Directors, which also considers the Company’s risk profile. The Audit Committee and the Board of Directors obtain input from management regarding the most significant risks facing the Company and the Company’s risk management strategy.

The Audit Committee and the Board ensure that the risks undertaken are consistent with the Board’s tolerance for risk. While the Board is responsible for setting, monitoring, and maintaining the Company’s risk management policies and practices, the Company’s executive officers and members of our management team are responsible for implementing and overseeing our day-to-day risk management processes.

The Compensation Committee oversees compensation risk management by participating in the creation of, and approving, compensation structures that create incentives that encourage an appropriate level of risk-taking behavior consistent with our business strategy.

In addition to the oversight provided by our full Board of Directors, Audit Committee, Compensation Committee, executive officers and the members of our management team, our independent directors hold regularly scheduled executive sessions as often as they deem appropriate, but in any event at least four times each year. These executive sessions provide an additional avenue through which we monitor the Company’s risk exposure and policies regarding risk management.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal year 2019 or at any other time, an officer or employee of the Company, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our current executive officers serve on the Compensation Committee or the Board of Directors of another entity whose executive officer(s) serve(s) on the Company’s Compensation Committee or Board of Directors.

Communication between Stockholders and Directors

Our Board currently does not have a formal process for stockholders to send communications to the Board. The Company, however, makes every effort to ensure that the views of stockholders are heard by the Board or individual directors and that the Company responds to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to convey questions, comments, and observations that could be useful to the Board. Stockholders wishing to formally communicate with the Board may send communications directly to Secretary, Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, California 94577.

Codes of Business Conduct and Ethics

Our employees, including our principal executive officer and principal financial and accounting officer, and our directors are governed by a code of ethics of the Company (the “Codes of Ethics”). The Codes of Ethics require our employees and directors to conduct Company business in the highest legal and ethical manner. The Codes of Ethics meet the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and the requirements of a code of business conduct and ethics under applicable Nasdaq listing standards. The full texts of the Codes of Ethics and further details regarding the scope of each of the Codes of Ethics are available on our website at www.energyrecovery.com under the links “Investor Relations”—“Corporate Governance.” Any amendments to or waivers from the Codes of Ethics will be posted at this location on our website as required by applicable SEC and Nasdaq rules.

Director Compensation

Directors who are non-employees of the Company received the following fees for their services on the Board during the year ending December 31, 2019:

●	$50,000 annual retainer paid in quarterly installments for services as a member of the Board; or

●	$100,000 annual retainer paid in monthly installments for services as Chairman of the Board.

Additionally, directors receive:

●	$15,000 annual retainer paid in quarterly installments for services as Chairman of the Audit Committee;

●	$10,000 annual retainer paid in quarterly installments for services as Chairman of the Compensation Committee; and

●	$5,000 annual retainer paid in quarterly installments for services as Chairman of the Nominating and Corporate Governance Committee.

Our non-employee directors (except the Chairman) also receive:

●	an annual grant of stock options of common stock valued (based on market prices on the date of grant) at $85,000, with 100% vesting on the first anniversary of the vesting commencement date.

Our Chairman also receives:

●	an annual grant of stock options of common stock valued (based on market prices on the date of grant) at $135,000, with 100% vesting on the first anniversary of the vesting commencement date.

On the date of the 2019 annual meeting of stockholders, each continuing non-employee director (except the Chairman) received an option grant to purchase $85,000 of the Company’s common stock. The Chairman received an option award to purchase $135,000 of the Company’s common stock. The options have a one-year vesting period and become fully vested in June 2020, subject to the director providing service to the Board through such date.

Our non-employee director compensation program for 2019 was substantially similar to 2018, with the exception of a reduction in the cash retainer paid to the Chairman from $200,000 in 2018 to $100,000 in 2019 and an increase in the amount of the option award from $85,000 in 2018 to $135,000 in 2019.

Director Compensation for the Year Ended December 31, 2019

The table below summarizes the compensation paid to non-employee directors for the year ended December 31, 2019. Directors who are also our employees receive no additional compensation for their service as a director. During the fiscal year ended December 31, 2019, Chris Gannon, our former President and Chief Executive Officer, was an employees of the Company through his departure on November 1, 2019. Mr. Mao was appointed as the interim President and Chief Executive Officer on November 1, 2019. Mr. Gannon’s compensation is discussed in “Executive Compensation” and Mr. Mao’s compensation appears in both this section and in “Executive Compensation”.

Director	Fees Earned and Paid in Cash	Option Awards (1)	Total
Mr. Alexander J. Buehler(2)	$65,000	$85,000	$150,000
Mr. Sherif Foda	50,000	85,000	135,000
Mr. Olav Fjell	50,000	85,000	135,000
Mr. Arve Hanstveit (3)	60,000	85,000	145,000
Mr. Ole Peter Lorentzen(4)	55,000	85,000	140,000
Mr. Robert Yu Lang Mao(5)	60,694	135,000	195,694
Mr. Hans Peter Michelet (6)	90,556	—	90,556
Ms. Pamela Tondreau (7)	21,102	74,124	95,226
TOTAL	$452,352	$634,124	$1,086,476

(1)

The amount in the Option Awards column sets forth the fair value on the grant date of the options awards granted in 2019 as calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. The method and assumptions used to calculate the fair value on the grant date of our equity awards is discussed in Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ending December 31, 2019. As of December 31, 2019, the number of shares underlying unvested stock options held by each of the directors was: Mr. Buehler 13,413; Mr. Foda 13,413; Mr. Fjell 13,413; Mr. Hanstveit 13,413; Mr. Lorentzen 13,413, Mr. Mao 21,303 and Ms. Tondreau 10,295.

(2)	Mr. Buehler is a director and the Chairman of the Audit Committee.

(3)	Mr. Hanstveit is a director and the Chairman of the Compensation Committee.

(4)	Mr. Lorentzen is a director and the Chairman of the Nomination and Corporate Governance Committee.

(5)

Mr. Mao became Chairman of the Board on June 13, 2019. On November 1, 2019, Mr. Mao was appointed as the interim President and Chief Executive Officer of the Company. During the period during which Mr. Mao serves in such role, Mr. Mao did not receive any cash fees for serving on the Board or as Chairman.

(6)	Mr. Michelet was a director and was Chairman of the Board of Directors through June 13, 2019, at which point Mr. Michelet retired from the Board and resigned at the 2019 Annual Meeting.

(7)	Ms. Tondreau was elected to the Board of Directors on July 2019. Amount of option awards and fees are prorated.

Our non-employee directors are also reimbursed for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board of Directors or committee meetings.

Stock Ownership Guidelines

The Board believes that our non-employee directors and executive officers should own and hold shares of our common stock to further align their interests with the long-term interests of stockholders and further promote our commitment to sound corporate governance. Toward this end, in April 2016, the Board adopted guidelines with respect to ownership levels of the Company’s common stock of our CEO, other executive officers, and members of our Board. The guidelines state that our CEO, other executive officers, and each director must beneficially own Common Stock having a value equal to:

●	For our CEO, three times his annual base salary;

●	For our other executive officers, one time his or her annual base salary; and

●	For each non-employee director, three times the amount of the annual cash retainer paid to directors for general service on the Board.

The guidelines were established to promote a long-term perspective in managing the Company and align the interests of our stockholders, executives, and directors.

For purposes of determining ownership under these guidelines we include shares of common stock actually owned by the covered individual or family members, certain indirect forms of ownership, such as stock held in a grantor trust for the benefit of the covered individual, as well as the net exercise or “spread” value of vested stock options. Unvested options or restricted stock units (“RSUs”) and the unvested portion of any performance-based restricted stock or other equity-based award are not included. Directors and executive officers were given a period of three years from the adoption of the original guidelines to meet these ownership requirements while newly appointed directors or executive officers are given a period of five years from their date of appointment to meet these requirements. Covered individuals are required to hold 25% of the net shares acquired from all equity awards after deducting shares sold to cover the exercise price and/or taxes until the applicable guideline is reached. As of May 21, 2020, all of our directors and executive officers were either exceeding the minimum stock ownership requirements or were on track to comply in the relevant timeframe.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 21, 2020 for (i) each person or group of affiliated persons who is known by the Company to beneficially own more than 5% of the Company’s common stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the “Summary Compensation Table” on Page 49 and (iv) all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on May 21, 2020. The address of each executive officer and director is c/o Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, CA 94577.

	Shares Beneficially Owned (1)	Percent of Class (2)
5% or Greater Common Stockholders:
Arvarius AS c/o Marius Skaugen (3)	7,532,490	13.5%
Parkv.57 c/o B. Skaugen AS 0256
Oslo, Norway
Ludvig Lorentzen AS (4)	6,971,520	12.5%
Postboks A, Bygdoy, 0211
Oslo, Norway
Trigran Investment, Inc. (5)	4,990,344	9.0%
630 Dundee Road, Suite 230
Northbrook, IL 60062
Sundt AS (6)	4,400,000	7.9%
Dronningen 1, 2087
Oslo, Norway
BlackRock, Inc. (7)	2,776,341	5.0%
55 East 52nd Street
New York, NY 10055
Directors, Named Executive Officers, and Current Group:
Ole Peter Lorentzen (4)	6,971,520	12.5%
Arve Hanstveit (8)	1,248,314	2.2%
Robert Yu Lang Mao (9)	411,430	0.7%
Joshua Ballard (10)	280,469	0.5%
Farshad Ghasripoor(11)	251,775	0.5%
Alexander J. Buehler (12)	191,186	0.3%
Rodney Clemente (13)	187,689	0.3%
Olav Fjell (14)	132,737	0.2%
Sherif Foda (15)	53,376	*%
Hans Peter Michelet (16)	31,607	*%
Pamela Tondreau(17)	10,295	*%
Chris Gannon (18)	—	*%
Eric Siebert (19)	—	*%
All named executive officers and directors as a group (13 persons) (20)	9,770,398	17.4%

*Less than 0.1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable, or exercisable within 60 days after May 21, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

(2)	Percent of class is based on the number of shares of Common Stock outstanding as of May 21, 2020, the Record Date, which were 55,630,374 shares.

(3)

Based on a Schedule 13G/A and a Form 4 filed with the SEC on March 19, 2010 and April 30, 2010, respectively, which together showed 7,641,103 shares beneficially owned by Arvarius AS and 7,641,103 shares beneficially owned by Mr. Skaugen, the controlling stockholder of Arvarius. Each reported shared voting and dispositive power over the shares respectively reported for that beneficial owner. The shares reported by Arvarius included 800,000 shares that could be acquired under exercisable warrants. Subsequent to the foregoing reports, warrants to purchase 200,000 shares were exercised in December 2013 for 180,276 shares, the remaining warrants to purchase 19,724 shares of this exercise were cancelled and considered payment for the exercise. Warrants to purchase 400,000 shares were exercised in July 2014 for 311,111 shares, the remaining warrants to purchase 88,889 shares of this exercise were cancelled and considered payment for the exercise. Warrants to purchase 200,000 shares were exercised in July 2015.

(4)

Based on a Form 4 jointly-filed by Ole Peter Lorentzen and Ludvig Lorentzen AS with the SEC on May 14, 2020, which reported 6,400,000 shares directly held by Ludvig Lorentzen AS and 440,334 shares directly owned by its controlling shareholder, Mr. Ole Peter Lorentzen, who is also a Director of the Company. Shares beneficially owned by Mr. Lorentzen include the 6,400,000 shares beneficially owned by Ludvig Lorentzen AS and the 440,334 shares held by Mr. Lorentzen in other accounts. Each reported shared voting and dispositive power over the shares respectively reported for that beneficial owner. The shares reported as beneficially owned by Mr. Lorentzen also include options to purchase 131,186 shares of common stock that are exercisable within 60 days of May 21, 2020.

(5)

Based on a Schedule 13G filed with the SEC on February 12, 2020, which reported 4,990,344 shares beneficially owned by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon, and Steven R. Monieson having shared voting power and shared dispositive power of 4,990,344 shares.

(6)

Based on a Schedule 13G/A filed with the SEC on February 16, 2018, which reported 4,400,000 shares beneficially owned by Sundt AS, CGS Holdings AS, Helene Sundt AS, Christian Gruner Sundt, Else Helene Sundt, Leiv Askvig, and Jacob Asif Iqbal having shared voting power and shared dispositive power of 4,400,000 shares.

(7)	Based on a Schedule 13G filed with the SEC on February 7, 2020, which reported 2,776,341 shares beneficially owned by BlackRock, Inc. having sole voting power.

(8)

Consists of 1,049,733 shares held by Mr. Hanstveit; 120,000 shares held by Mr. Hanstveit’s daughters; and options to purchase 78,581 shares of common stock that are exercisable within 60 days of May 21, 2020. Mr. Hanstveit has shared voting and investment power over the shares that are owned by his daughters.

(9)	Consists of 181,403 shares held by Mr. Mao as trustee of The R. Mao Trust and options to purchase 230,027 shares of common stock that are exercisable within 60 days of May 21, 2020

(10)	Consists of 700 shares held by Mr. Ballard, 3,147 restricted stock units that will vest, and options to purchase 276,622 shares of common stock that may be exercised within 60 days of May 21, 2020.

(11)

Consists of 5,230 shares held by Mr. Ghasripoor, 30,810 restricted stock units that will vest, and options to purchase 215,735 shares of common stock that may be exercised within 60 days of May 21, 2020.

(12)	Consist of 60,000 shares held by Mr. Buehler and options to purchase 131,186 shares of common stock that may be exercised within 60 days of May 21, 2020.

(13)	Consists of 660 restricted stock units that will vest, and options to purchase 187,029 shares of common stock that are exercisable within 60 days of May 21, 2020 by Mr. Clemente.

(14)	Consists of 18,000 shares held by Mr. Fjell and options to purchase 114,737 shares of common stock that may be exercised within 60 days of May 21, 2020.

(15)	Consists of options to purchase 53,376 shares of common stock that are exercisable within 60 days of May 21, 2020 by Mr. Foda.

(16)	Consists of options to purchase 31,607 shares of common stock that are exercisable within 60 days of May 21, 2020 by Mr. Michelet.

(17)	Consists of option to purchase 10,295 shares of common stock that are exercisable within 60 days of May 21, 2020 by Ms. Tondreau.

(18)	Mr. Gannon resigned from the Company on November 1, 2019.

(19)	Mr. Siebert resigned from the Company on March 19, 2020.

(20)

Consists of 9,770,398 shares held by 6 executive officers and 7 directors as a group, 34,617 restricted stock units that will vest, and options to purchase 1,460,381 shares of common stock that may be exercised within 60 days of May 21, 2020.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, compensation decisions made under those programs, and the factors considered in making those decisions for our “named executive officers,” who, for 2019, were:

Robert Yu Lang Mao	Interim President and Chief Executive Officer
Josh Ballard	Chief Financial Officer
Eric Siebert	Vice President, Oil & Gas
Rodney Clemente	Senior Vice President, Water
Farshad Ghasripoor	Chief Technology Officer
Chris Gannon	Former President and Chief Executive Officer

Mr. Robert Yu Lang Mao was appointed as the President and Chief Executive Officer on May 5, 2020 and the interim President and Chief Executive Officer on November 1, 2019. Mr. Joshua Ballard has been Chief Financial Officer since August 13, 2018. Mr. Ghasripoor has been serving in his present position of Chief Technology Officer since November 16, 2017. Prior to that he served as the Managing Director, Engineering. Mr. Siebert has been the Vice President, Oil & Gas since July 31, 2018. Prior that he served as Vice President of Strategy and Emerging Market Sales since June 8, 2015. Mr. Siebert left the Company on March 19, 2020. Mr. Clemente has been the Senior Vice President, Water since December 22, 2019. Prior that, he served as the Vice President, Water since July 31, 2018 and the Vice President of Global Desalination Operations since April 29, 2015. Mr. Gannon, the former President and Chief Executive Officer resigned from the Company on November 1, 2019.

The Compensation Committee of the Board of Directors has principal responsibility for establishing, implementing, and monitoring adherence to our compensation philosophy and objectives. The Compensation Committee’s duties include evaluating the performance and advising the Board on the compensation of our Chief Executive Officer, recommending director compensation, and setting the compensation of our other executive officers, as well as performing oversight of our compensation arrangements, plans, policies, and programs for employees in general.

2019 Corporate Performance Highlights

We are an energy solutions provider to industrial fluid flow markets worldwide. Our fiscal year 2019 corporate performance highlights include the following:

●	Total revenue of $86.9 million, an increase of 17% year-over-year; highest revenue in Company history.
●	Water revenue of $72.7 million, an increase of 20% year-over-year; highest water revenue in Company history.
●	Product gross margin of 72.1%, an increase of 140 basis points year-over-year; highest product gross margin in Company history.
●	Operating cash flow of $5.3 million; 5th consecutive year of positive operating cash flow.
●	Net income of $10.9 million, or $0.19 per diluted share; 4th consecutive year of profitability.
●	Maintained commanding market share in seawater reverse osmosis (“SWRO”) desalination energy recovery solutions.
●	Secured largest to date contract for a thermal to SWRO replacement project.
●	Reached the landmark of shipping 20,000th PX Pressure Exchanger® unit.
●	Completed Phase I of our manufacturing capacity expansion and initiated Phase II, which will be completed in 2020 at our new facility located in Tracy, California.
●	Completed construction of a new Commercial development center for Oil&Gas field testing, manufacturing, and training, located in Katy, Texas.

Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract, retain, and motivate the talent we need to meet and/or exceed the strategic, operational, and financial goals of the Company. Additionally, we want to reward superior performance and align the long-term interests of our executives with our stockholders. The guiding principles of our compensation program involve:

●	incentivizing our key executives to exceed strategic, operational, and financial goals;
●	attracting and retaining mission critical executive talent;
●	aligning outcomes and rewards with stockholder expectations; and
●	rewarding superior performance.

The Compensation Committee annually reviews the executive compensation program to ensure an appropriate alignment between our compensation policies and programs and our business needs and the interests of our stockholders. Our executive compensation programs are reviewed to ensure they achieve a balance between rewarding performance and retaining key people while accommodating a continuing effort to manage the Company’s share utilization rate to minimize the dilutive effects of equity awards to the Company’s stockholders.

A significant part of our executive compensation philosophy policy is designed to link executive compensation to our performance through at-risk compensation opportunities, providing significant reward to executives based on our success. As such, the Compensation Committee believes that our executive officers’ total compensation should be reflective of our Company’s performance. Accordingly, a significant amount of our executive officers’ compensation is composed of performance-based bonus opportunities and equity awards, which derive their value based on both stock-based performance and Company financial and operational performance. As a result, much of our executive officers’ target total direct compensation opportunity is “at risk.” There is no assurance that the grant date fair values reported for these equity awards will be reflective of their actual economic value or that comparable amounts will ever be realized by the executive officers.

Executives at Energy Recovery understand the importance of meeting objectives. In 2019, the Board of Directors established five major objectives for the Chief Executive Officer under the Company’s Annual Incentive Plan (“AIP”), our cash-based incentive program for eligible employees. These objectives are summarized below:

Corporate MBO	Weight %
1 – Financial Performance – meet or exceed adjusted operating income target	30%
2 – Water – Fill gaps in existing Water product portfolio, improve and expand product lines by developing comprehensive strategic growth business plan by end of first half	10%
3 – Water – Fill gaps in existing Water product portfolio, improve and expand product lines by executing strategic growth plan by agreed upon dates	10%
4 – Oil & Gas – Advance VorTeq towards commercialization by completing M1 with the Company’s product licensee	30%
5 – Oil & Gas – Advance VorTeq towards commercialization by completing a live well frac with a partner or other third party	20%
Overall	100%

The Chief Executive Officer establishes individual objectives for the other executive officers that are generally derived from or related to the Company objectives described above. Each executive officer receives an annual performance review from our Chief Executive Officer (with review and discussion with the Compensation Committee) to evaluate his or her performance on both a qualitative and quantitative basis in connection with his or her individual objectives. Our Compensation Committee, however, ultimately determines the payout of cash incentives for all of our executive officers. For 2019, the Compensation Committee determined that 50% of the Chief Executive Officer’s objectives were met. For all other employees, their actual AIP payout was determined based on each individual’s performance relative to their individual objectives. For a more detailed discussion of the AIP, please refer to “Annual Cash Incentive Compensation,” discussed below.

Additionally, in 2019, the Company granted its named executive officers a combination of stock options and restricted stock units (“RSUs”). This approach is intended to align management’s long-term goals and realizable pay outcomes with those of our stockholders. The stock options provide no value to our executives if our share price does not increase above the exercise price (set based on the fair market value of our common stock at grant) following the date of grant. RSUs also serve as a meaningful and durable retention tool even in periods of volatile stock price performance and are a component of our compensation program that the Compensation Committee believes is necessary in order to retain our executive officers and be competitive with compensation packages offered by comparable companies. In addition, our 2019 long-term incentive awards vest over four years, reinforcing the long term focus and the performance dynamic of our executive compensation program. For a more detailed discussion of the 2016 Incentive Plan, please refer to “Equity-Based Incentive Compensation”.

Pay Best Practices

Our compensation best practices include:

●

Substantial Portion of Compensation is At-Risk: Up to 75% and 65% of the pay mix for our Chief Executive Officer and current named executive officers, respectively, for 2019 were variable and/or performance-based.

●	Long-Term Vesting: Our option and restricted stock unit awards have multi-year vesting periods to reward long-term performance and deter inappropriate risk taking.

●

Stock Ownership Guidelines: We have stock ownership requirements for our directors and executive officers; our Chief Executive Officer and executive officers must hold three-times and one-times, his or her base salary in company stock, respectively; and our directors must hold three-times his or her annual cash retainer.

●	No Repricing: Our stock options cannot be repriced, reset or exchanged for cash or other equity awards if underwater without stockholder approval.

●

Double Trigger Change in Control: Our Change in Control Severance Plan requires a double trigger (i.e., change in control plus qualifying termination) to receive severance benefits and accelerated vesting of equity awards under a change in control.

●

At-Will Employment of Executive Officers: All of our executive officers, including our Chief Executive Officer and our Chief Financial Officer, are employed by us on an “at will” basis. We do not provide guaranteed annual bonus or equity award rights. Compensation is reviewed and approved by the Compensation Committee in its sole discretion each year.

●	Independent Compensation Committee: The Compensation Committee consists entirely of independent directors who select and utilize an independent outside compensation consultant.

●

Independent Compensation Consultant: The Compensation Committee’s independent compensation consultant, Compensia, is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

●	Risk Assessment: The Compensation Committee performs an annual review of the risks related to our compensation program.

●

No Gross-Ups or Excessive Perquisites: We do not provide for tax gross-ups in connection with any “golden parachute” excise taxes. We do not provide excessive benefits or perquisites for our executive officers outside the scope of what we provide generally for all employees.

●

No Excessive Severance: Our executive officers are not entitled to change in control cash severance payments in excess of one times their annual base salary plus target bonus. We do not provide severance to executives who are terminated for cause.

●

Standard Retirement Plan Benefits: We do not maintain a defined benefit pension plan or retirement plan for our executive officers other than a 401(k) plan, which provides for broad-based employee participation in the United States.

Executive Compensation Process

The Compensation Committee is responsible for establishing and implementing executive compensation policies and programs in a manner consistent with our compensation objectives and principles.

Compensation Committee and Board of Directors. Historically, the Compensation Committee has determined annual compensation and granted annual equity awards at one or more meetings held during the first quarter of the year. However, at various meetings throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new market trends, plans, or approaches to compensation in the Company’s industries.

Role of Executive Officers. The Compensation Committee meets regularly in executive meetings. Our Chief Executive Officer and Vice President of Human Resources, along with legal counsel as appropriate, work together to design and develop compensation programs for our Compensation Committee’s consideration, and ultimate approval, recommend changes to existing compensation programs, recommend performance targets to be achieved under those programs, and implement the decisions of the Compensation Committee. These individuals also provide information to our independent compensation consultant so that it can perform its duties for the Compensation Committee.

At the beginning of each year, our Chief Executive Officer provides recommendations to the Compensation Committee on the compensation levels of named executive officers other than his own, as well as his review of each other named executive officer’s performance and contributions during the previous year. When appropriate, members of our management team, including our Chief Executive Officer and Vice President of Human Resources, attend portions of the Compensation Committee meetings to provide information and answer questions. No named executive officer voted in the final determinations regarding the structure or amount of any component of his compensation package.

Our Compensation Committee is responsible for making final decisions on compensation for our executive officers. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, one or more of the following: (i) analysis of historical Company executive compensation levels and current company-wide compensation levels, (ii) trends in compensation paid to similarly situated executives at our peer companies, (iii) an executive officer’s tenure, past performance and expected contribution to future results, (iv) criticality of the executive position (both on an absolute basis and relative to other roles within the organization), (v) our Chief Executive Officer’s recommendations based on his direct knowledge of each executive officer’s performance and contributions during the previous year as well as expected contributions in the coming year, and (vi) compensation market data developed by a compensation consultant.

The Compensation Committee has not established any formal policies or guidelines for allocating compensation between current and long-term incentive compensation, or between cash and non-cash compensation. The Compensation Committee considers relevant market data, such as the compensation practices of our peer group discussed below under “Competitive Positioning”, as well as key qualitative factors when determining each executive’s recommended pay level. In general, however, the Compensation Committee emphasizes equity compensation over cash compensation to promote long-term thinking, strategy, and growth. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the Compensation Committee relies on its judgment about each individual rather than adopting a formulaic approach to compensatory decisions.

Independent Compensation Consultant for Compensation Committee

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist it. Accordingly, the Compensation Committee retained Compensia, a national compensation consulting firm, to advise on matters related to the compensation of its executive officers, including the Chief Executive Officer. For 2019, Compensia advised the Compensation Committee on best practices to attract, retain, and incentivize our executives, assisted in the design of our compensation plan, and derived the peer group against which the Company’s overall compensation structure and levels are compared.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the Nasdaq Stock Market, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Consideration of “Say on Pay” Results

We conducted our advisory vote on executive compensation at our annual meeting of stockholders held in 2019. Although this vote was not binding on the Board of Directors or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation as disclosed in our Proxy Statement. The Board and our Compensation Committee value stockholders’ opinions, and, to the extent there is any significant vote against the compensation of our named executive officers, the Compensation Committee will evaluate whether any additional actions including potential changes to pay levels or structures are warranted.

At our 2019 Annual Meeting, we received stockholder support for our “say on pay” proposal as 81.3% of the votes cast voted in favor of our “say on pay” proposal. We believe these results continue to demonstrate that our stockholders are aligned with our approach to executive compensation. However, the Company continues to reach out to outreach to key large stockholders to discuss in detail the Company’s overall compensation philosophy among other matters, through quarterly earnings calls, industry conferences and other channels of communication. These meaningful dialogues with our shareholders are regularly shared with the Board. By in large, the stockholders expressed a better understanding of the compensation philosophy and were supportive of the Company’s efforts of rewarding and retaining its key personnel. As a result, for 2020, the Compensation Committee decided to retain the core components of our executive compensation program and apply the same general principles and philosophy as in the prior fiscal year with respect to its executive compensation decisions. We will continue to evolve our compensation process and look for ways to enhance our ability to attract, retain, and motivate the talent we need to achieve or exceed our corporate objectives for 2020 and beyond.

We intend to continue to monitor stockholder feedback and expand our efforts to obtain feedback from our stockholders. Our goal in soliciting feedback is to (1) better understand our stockholders’ views on executive compensation, (2) be responsive to our stockholders’ views expressed in a say on pay vote, and (3) understand whether potential changes to our compensation programs and governance policies would address concerns expressed by our stockholders. We intend to hold a “say on pay” advisory vote at each annual meeting.

Competitive Positioning

In 2015, the Compensation Committee began the process of formally reviewing competitive market compensation data and directed Compensia to develop a peer group of companies against which Energy Recovery’s overall compensation may be compared. While we have historically believed that we have a unique footprint that makes such comparisons extremely difficult, based on the advice of our advisors, we are attempting to find meaningful comparisons. Compensia updated the peer group and completed an executive compensation assessment in late 2018 and early 2019, which the Compensation Committee utilized in making its 2019 compensation decisions. Our peer group consists of companies in industrial machinery, clean technology, oil and gas industries and broader technology industries that are comparable to us in terms of revenue, market capitalization, headcount, and location, where possible. Our peers were relatively similar to the Company in terms of revenue and market cap and had median revenue of approximately $147 million and a median market cap of approximately $412 million at the time of our 2019 executive officer compensation assessment.

As part of this process, the following peer group companies were identified and used by Compensia in its 2019 compensation assessment:

Badger Meter	Impinj	PDF Solutions
CARBO Ceramics	Mesa Laboratories	Plug Power
CEVA	Nanometrics	Solaris Oilfield Infrastructure
Consolidated Water Corporation	Natural Gas Services Group	Sun Hydraulics
DMC Global	NCS Multistage Holdings	Ultratech
ExOne	Omega Flex	Thermon Group Holdings

Base Salaries of Named Executive Officers

Base salaries are designed to provide our executives with a stable source of income commensurate with their responsibility, experience, and performance. The Compensation Committee begins with an analysis of base pay relative to the market and our peer group. The Compensation Committee makes adjustments based on vertical variables such as pay parity relative to other executive officers, experience and internal accountability and does not target any particular percentile or pay ranking. The Compensation Committee reviews base salaries annually and solicits input from the Chief Executive Officer for non-CEO base salaries. The following table describes the changes that were made to the base salary of the named executive officers based on review of the factors noted above. Mr. Ballard did not receive a base salary adjustment as he joined the Company in late 2018. Mr. Ghasripoor received a 10% increase to his base salary in recognition of his substantial individual contributions to the Company and his expanded role as the leader of the Company’s R&D efforts. The other Named Executive Officers’ base salaries were increased by 2.5% to account for inflation.

	Base Salary
Named Executive Officers	2019	2018
Robert Mao (1)	$450,000	N/A
Joshua Ballard (2)	$325,000	$325,000
Eric Siebert (3)	$270,608	$265,302
Farshad Ghasripoor	$275,096	$247,586
Rodney Clemente	$270,608	$265,302
Chris Gannon (4)	$433,500	$425,000

(1)	Mr. Mao was appointed as the interim President and Chief Executive Officer on November 1, 2019. The 2019 Base Salary reflects Mr. Mao’s annualized base salary.
(2)	Mr. Ballard became the Chief Financial Officer on August 13, 2018. The 2018 Base Salary reflects Mr. Ballard’s annualized base salary.
(3)	Mr. Siebert, the former Vice President of Oil and Gas, resigned from the Company on March 19, 2020.
(4)	Mr. Gannon, the former President and Chief Executive Officer resigned his position on November 1, 2019.

Annual Cash Incentive Compensation

The Annual Incentive Plan, or AIP, is our annual cash incentive plan and is designed to encourage the performance and retention of eligible employees in recognition of individual achievement that contributes to the strategic and financial success of the Company.

The AIP is intended to incentivize short-term performance consistent with Company strategy and the achievement of key financial metrics. Payments under the AIP to a participant are based on a formula that takes into account both the level of achievement of Company performance goals for the year and the level of achievement of individual performance objectives. The AIP includes the following performance characteristics:

●

At the onset of each year, the Compensation Committee establishes the total annual bonus pool (the “Bonus Pool”), the profitability target or other financial metrics applicable to that year (the “Performance Target”) and the minimum performance threshold;

●	If the Company’s performance equals or exceeds the Performance Target, the Bonus Pool is funded at 100%;

●	If the Company’s performance exceeds the minimum performance threshold but is less than the Performance Target, the Bonus Pool is calculated based on the allocation curve set forth in the AIP;

●

If the Company’s performance is less than the minimum performance threshold, the Bonus Pool is not funded; however, the Compensation Committee, in its sole discretion, may elect to approve some funding for the Bonus Pool to be awarded to individual participants for extraordinary performance as determined by the AIP plan committee and approved by the Compensation Committee;

●	Payments to participants in the AIP if individual performance objectives established under the AIP are met is based on a percentage of base salary; and

●	The AIP limits the Bonus Pool and individual targets to 100% of target.

For 2019, the Compensation Committee elected to embed the Performance Target directly into the individual MBOs of the Chief Executive Officer and other plan participants in place of the funding mechanism described above. This was due, in large part, to the large number of variables in the Company’s 2019 projected budget. Accordingly, in 2019, a Participant’s bonus determination under the Plan was determined by multiplying such participant’s base salary by their AIP target by the percentage of achievement of his/her individual MBOs. The Performance Target in 2019 was met 100% by the Company.

For 2019, the Board of Directors enumerated five major objectives for the Chief Executive Officer, which are set forth in the table below. In addition, the Chief Executive Officer had enumerated specific performance objectives for each other named executive officer in the context of the Company’s business plan and his own objectives for such officers. These Chief Executive Officer objectives are reflected in the table below.

Corporate MBO	Weight %	Achievement %
1 – Financial Performance – meet or exceed adjusted operating income target established by the Compensation Committee	30%	100%
2 – Water – Fill gaps in existing Water product portfolio, improve and expand product lines by developing comprehensive strategic growth business plan by end of first half of the year	10%	100%
3 – Water – Fill gaps in existing Water product portfolio, improve and expand product lines by executing strategic growth plan by agreed upon dates	10%	100%
4 – Oil & Gas – Advance VorTeq towards commercialization by completing M1 with the Company’s product licensee	30%	0%
5 – Oil & Gas – Advance VorTeq towards commercialization by completing a live well frac with a partner or other third party	20%	0%
Overall	100%	50%

For 2019, the Compensation Committee determined that 50% of the Chief Executive’s objectives were met and the Chief Executive Officer would have been eligible to receive an AIP award of $216,750. However, due to Mr. Gannon’s resignation prior to the AIP payment date, no AIP award was made to the Chief Executive Officer for 2019. With respect to each other employee of the Company, as described above, the funding mechanism for the AIP was embedded in each participant’s individual MBOs rather than plan wide. Accordingly, for 2019, a participant’s bonus determination under the Plan was determined by multiplying such participant’s base salary by their AIP target by the percentage of achievement of his/her individual 2019 MBOs. The Performance Target in 2019 was met 100% by the Company.

The Compensation Committee also approved the AIP allocation levels for each of the Company’s executive officers, including the named executive officers, as set forth in the table below, based in part on the CEO’s recommendation and reconciliation of each named executive officer’s individual accomplishment of their performance objectives. Importantly, the Compensation Committee did not apply any upward discretion with respect to bonus payouts to any named executive officers.

Named Executive Officer	2019 AIP Target (1)	2019 AIP Target	2019 Actual AIP Paid (1)	2019 Actual AIP Paid
	(%)	($)	(%)	($)
Robert Yu Lang Mao(2)	N/A	N/A	N/A	N/A
Joshua Ballard	60%	195,000	57%	185,250
Eric Siebert(3)	60%	162,365	40%	107,161
Farshad Ghasripoor	50%	137,548	41%	112,789
Rodney Clemente	60%	162,365	60%	162,365
Chris Gannon(4)	100%	433,500	N/A	N/A

(1)	Percentage of annual base salary.

(2)

Mr. Mao was appointed the interim President and Chief Executive Officer on November 1, 2019. Mr. Mao’s employment letter provides for the possibility of receiving a bonus upon the completion of his role as interim President and Chief Executive Officer.

(3)	Mr. Siebert resigned from the Company on March 19, 2020.

(4)	Mr. Gannon resigned in November 2019 and accordingly was not eligible to receive a 2019 AIP award.

Equity-Based Incentive Compensation

We grant equity-based awards, including stock options and RSUs, to eligible named executive officers and other employees pursuant to our 2016 Incentive Plan. As with other elements, the grant date fair value received through various stock-based awards is included in our annual compensation review process. We periodically collect and review competitive data from the peer group that includes data with respect to the use of, and value received through, equity incentives. Individual awards are made based on our assessment of this market data along with review of individual performance, contributions, and future potential as well as existing unvested retention hold.

In 2019, the Company granted stock options and RSUs to executives and other key employees to provide long-term incentives to align management with long-term stockholder interest intended to increase stockholder value. Further, we use stock options and RSUs to remain competitive in our efforts to retain and recruit key talent. The Compensation Committee believes that with management having a stake in the long-term success of the Company, the likelihood of enhancing stockholder value increases.

2019 Equity-Based Incentive Awards

In January 2019, as part of an annual equity grant program for eligible employees, the Compensation Committee authorized the grant of options and RSUs to purchase the Company’s common stock to the following named executive officers:

Named Executive Officer	Option Awards	Value	RSUs	Value
	(#)	($)	(#)	($)
Robert Yu Lang Mao(1)	N/A	N/A	N/A	N/A
Joshua Ballard	35,800	162,496	21,381	162,496
Eric Siebert	35,800	162,496	21,381	162,496
Farshad Ghasripoor	35,800	162,496	21,381	162,496
Rodney Clemente	35,800	162,496	21,381	162,496
Chris Gannon	95,622	449,997	19,059	149,994

(1)

Mr. Mao was appointed the interim President and Chief Executive Officer on November 1, 2019. Mr. Mao did not receive any equity awards in connection with his position as interim President and Chief Executive Officer in 2019. Mr. Mao did receive an equity award in connection with his service as a Director and Chairman of the Board as set forth under “Director Compensation for the Year Ended December 31, 2019.”

The Company believes that a large percentage of the equity-based incentive awards granted to its executive officers should be in the form of option awards. In 2019, 75% of the awards to the Chief Executive Officer and 50% of the awards to our other named executive officers were in the form of option awards. The Company believes that option awards align the interests of our executives to our common stockholders since stock price appreciation is necessary for our executives to derive financial benefit from the option awards. Accordingly, the Company believes that our use of option awards properly incentivize our executives to focus on the long-term performance of the Company, and as such, are performance-based in nature.

The vesting schedule for the option awards provides that 25% of the options vest on the one-year anniversary of the vesting commencement date, and thereafter, 1/36th of the remaining options vest at the end of each month of active service. The vesting schedule for the RSU awards provides that 25% of the RSU awards vest on each of the first, second, third and fourth anniversary of the vesting commencement date. Our Compensation Committee determined these grants primarily based on an assessment of: (i) our Chief Executive Officer’s recommendations tied to his review of each executive officer’s performance and contributions during the previous year (other than his own) as well as expected contributions in fiscal year 2019, (ii) the Compensation Committee’s review of each executive officer’s historical equity compensation levels and retention hold at the Company, and (iii) the Compensation Committee’s review of applicable competitive market compensation data (including our peer practices) and our company-wide compensation levels, including the aggregate equity budget and available share pool for fiscal year 2019.

Benefits

In 2019, our named executive officers were eligible to participate in our standard benefits programs on the same basis provided to all of our other U.S. employees, including medical, dental, and vision insurance; short- and long-term disability insurance; and health and dependent care flexible spending accounts. All named executive officers and other executives are also offered special life, long-term disability, and accidental death and dismemberment insurance benefits.

We also maintain a tax-qualified 401(k) plan, which provides for broad-based employee participation in the United States. We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers other than the 401(k) plan.

Change in Control Severance Plan

In August 2009, the Company’s Board of Directors adopted a Change in Control Severance Plan for key employees. In March 2012, the Board adopted a revised Change in Control Severance Plan (the “CIC Plan”) for highly paid employees. On December 31, 2012, and on each anniversary thereafter, the CIC Plan will be extended automatically for an additional year unless the Compensation Committee of the Board of Directors delivers written notice, at least six months prior to the end of each such term, to each participant that the CIC Plan will not be extended. Accordingly, the CIC Plan was extended through December 31, 2019. Each of the named executive officers (except for Mr. Mao) currently serving participates in the CIC Plan described below.

The CIC Plan is summarized below under the caption “Potential Payments Upon Termination or Change of Control” following the compensation tables. Designed as a retention tool, the CIC Plan protects participating executives from economic harm in the event that their employment is actually or constructively terminated after a change in control of the Company. Under this “double trigger” approach, participating executives are eligible for severance and other benefits under the CIC Plan if they are terminated without “Cause” or leave for “Good Reason,” as those terms are defined below, within 18 months after a change in control of the Company.

We believe these change of control severance benefits are an essential element of our executive compensation program and assist us in recruiting and retaining talented individuals. By establishing these change in control severance benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with a rumored or actual change in control and protect stockholder interests while a transaction is under consideration or pending.

Severance and Termination Compensation

In 2019, the Company entered into Supplement Employment Agreement with each of our Named Executive Officers, except for Mr. Mao and Mr. Gannon. Each of the named executive officers has severance and/or termination arrangements that are detailed in their respective offer letters. Severance-related terms for our named executive officers are summarized in the section entitled “Employment Arrangements with Named Executive Officers”. Because it may be difficult for our executive officers to find comparable employment following a termination without cause, these severance benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. We also believe that having such arrangements in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered by our peer companies. In November 2019, Mr. Gannon, the former President and Chief Executive Officer of the Company resigned from the Company. The Company entered into a Settlement Agreement and Release with Mr. Gannon, pursuant to which the Company paid Mr. Gannon a lump sum amount equal to twelve months’ of his base salary and twelve months’ of COBRA benefits, accelerated the vesting of 25% of the outstanding and unvested equity awards held by Mr. Gannon such that they vest immediately and extended the period during which Mr. Gannon can exercise any vested option through November 1, 2020, in consideration for a release of claims against the Company, an agreement to provide certain assistance to the Company in the future and complying with certain restrictive covenants.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee has reviewed our compensation programs for our employees and believes that our compensation programs are structured in a manner that does not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee considered, among other factors, the allocation of compensation among annual base salary, AIP and long-term equity awards.

Report of the Compensation Committee

This report is not deemed to be soliciting material filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) set forth above with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Arve Hanstveit, Chairman of the Compensation Committee

Sherif Foda

Alexander Buehler

Ole Peter Lorentzen

Pamela Tondreau

Summary Compensation Table

The table below summarizes certain compensation information with respect to the named executive officers for the applicable fiscal years ending December 31, 2019; December 31, 2018; and December 31, 2017. All amounts are in dollars.

Name	Year	Salary	Bonus	Stock Award	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Robert Yu Lang Mao (6)	2019	62,308	—	—	—	—	—	62,308
Interim President and Chief Executive Officer
Joshua Ballard (7)	2019	325,000	—	162,496	162,511	195,000	$2,692	847,699
Chief Financial Officer	2018	118,750	100,000	—	999,839	195,000	$25,783	1,439,372
Eric Siebert (8)	2019	280,406	—	162,496	162,511	133,712	51,243	790,368
Vice President, Oil & Gas	2018	265,202	—	262,477	162,500	133,712	11,461	835,352
	2017	260,100	—	162,479	162,500	140,454	9,958	735,491
Rodney Clemente	2019	290,702	—	162,496	162,511	159,181	9,667	784,557
Vice President, Water	2018	265,202	—	137,497	137,500	159,181	80,165	779,545
	2017	247,159	—	137,482	137,504	148,295	56,257	726,697
Farshad Ghasripoor	2019	283,844	—	162,496	162,511	100,400	10,657	719,908
Chief Technology Officer
Chris Gannon (9)	2019	390,840	—	149,994	450,038	276,250	442,984	1,710,106
Former President and Chief Executive Officer	2018	407,630	—	162,495	262,492	276,250	11,461	1,120,328
	2017	322,928	—	162,479	162,500	190,868	12,560	861,335

(1)

The 2019 annual base salary for Mr. Mao represents the number of months of service to the Company during the year beginning in November 2019 (2 months). Mr. Mao is also the Executive Chairman of the Board and these amounts do not reflect any amounts Mr. Mao received prior to assuming the role of interim President and Chief Executive Officer. The 2018 annual base salary for Mr. Ballard represents the number of months of service to the Company during the year beginning in August 2018 (5 months). The 2018 annual base salary for Mr. Clemente represents the total combined salary earned by Mr. Clemente who began 2018 at a base salary of $218,297, which was increased to $265,202 in May of 2018. The 2019 annual base salary for Mr. Gannon represents the number of months of service to the Company from January through Mr. Gannon’s resignation date (approximately 10 months).

(2)

The amounts in the “Stock Awards” column set forth the grant date fair value of RSU awards as calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. The grant date fair value of each award is measured based on the closing price of the Company’s common stock on the date of grant, unless there is no closing price on the date of grant, in which case it is based on the closing price on the trading day last preceding the date of grant.

(3)

The amounts in the “Option Awards” column set forth the grant date fair value of stock options granted in the years indicated as calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. The methodology and assumptions used to calculate the grant date fair value are discussed in Note 11 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed on March 6, 2020.

(4)

Non-Equity Incentive Plan Compensation is also referred to as cash incentive bonuses. The amounts for 2019 were earned but paid in 2020, the 2018 amounts were earned but paid in 2019, and the 2017 amounts were earned but paid in 2018.

(5)	“All Other Compensation” includes the following components:

Name	Year	Insurance Premiums	401(k) Match	Other(a)	Total
		($)	($)	($)	($)
Robert Yu Lang Mao (6)	2019	—	—	—	—
Joshua Ballard (7)	2019	1,567	1,125	—	2,692
	2018	627	1,125	24,031	25,783
Eric Siebert (8)	2019	1,417	8,250	41,576	51,243
	2018	2,211	9,250	—	11,461
	2017	2,173	7,785	—	9,958
Rodney Clemente	2019	1,417	8,250	—	9,667
	2018	2,211	9,250	68,704	80,165
	2017	2,711	9,000	44,546	56,257
Farshad Ghasripoor	2019	2,407	8,250	—	10,657
Chris Gannon (9)	2019	1,234	8,250	433,500	442,984
	2018	2,211	9,250	—	11,461
	2017	3,560	9,000	—	12,560

(a)

Other Compensation in fiscal year 2018 for Mr. Ballard includes payment of relocation expenses. Other compensation for Mr. Siebert for fiscal year 2019 includes payment for relocation expenses. Other Compensation in fiscal years 2017 and 2018 for Mr. Clemente includes payment of relocation expenses. Other compensation for fiscal year 2019 includes severance other benefits related to Mr. Gannon’s resignation.

(6)	Mr. Mao was appointed the interim President and Chief Executive Officer on November 1, 2019.

(7)	Mr. Ballard was appointed Chief Financial Officer in August 2018.

(8)	Mr. Siebert was the former Vice President of Oil and Gas and resigned his position on March 19, 2020.

(9)

Mr. Gannon resigned as President and Chief Executive Officer in November 2019. Mr. Gannon was the Chief Financial Officer in fiscal year 2017 prior to his appointment as President and Chief Executive Officer in February 2018.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2019

The following table sets forth information concerning non-equity and equity incentive plan awards to the named executive officers during 2019. The non-equity incentive plan consists of the 2019 cash incentive plan described in the “Compensation Discussion and Analysis” section above. The actual amounts realized in accordance with the non-equity incentive plan are reported in the “Summary Compensation Table” under the column entitled “Non-Equity Incentive Plan Compensation.” The table also depicts information with respect to stock option awards granted by the Company during 2019.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date	Threshold	Target(1)	Maximum	Threshold	Target	Maximum	All other stock awards: Number of shares of stock or units(1)	All other option awards: Number of securities underlying options(2)	Exercise or base price of option awards	Grant date fair value of stock and option awards
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Robert Yu Lang Mao (3)		—	—	—	—	—	—	—	—	—	—
Joshua Ballard(4)	1/31/2019	—	195,000	—	—	—	—	35,800	—	7.60	162,511
	1/31/2019	—	—	—	—	—	—	—	21,381	7.60	162,496
Eric Siebert(4)	1/31/2019	—	162,365	—	—	—	—	35,800	—	7.60	162,511
	1/31/2019	—	—	—	—	—	—		21,381	7.60	162,496
Farshad Ghasripoor(4)	1/31/2019	—	137,548	—	—	—	—	35,800	—	7.60	162,511
	1/31/2019	—	—	—	—	—	—	—	21,381	7.60	162,496
Rodney Clemente(4)	1/31/2019	—	162,365	—	—	—	—	35,800	—	7.60	162,511
	1/31/2019	—	—	—	—	—	—	—	21,381	7.60	162,496
Chris Gannon(4)	2/2/2019	—	433,500	—	—	—	—	95,622	—	7.87	450,038
	2/2/2019	—	—	—	—	—	—	—	19,059	7.87	149,994

(1)

Amounts reflect the aggregate grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. The grant date fair value of each award is measured based on the closing price of the Company’s common stock on the date of grant, unless there is no closing price on the date of grant, in which case it is based on the closing price on the trading day last preceding the date of grant. See the “Outstanding Equity Awards as of December 31, 2019” table for information regarding the vesting schedule of such RSU awards.

(2)

Amounts reflect the aggregate grant date fair value of option awards granted in 2019, calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. See Note 11 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of assumptions made in determining the grant date fair value of these option awards. See the “Outstanding Equity Awards as of December 31, 2019” table for information regarding the vesting schedule of such option awards.

(3)

Mr. Mao was appointed the interim President and Chief Executive Officer on November 1, 2019. Mr. Mao did not receive any equity awards in connection with his position as interim President and Chief Executive Officer in 2019. Mr. Mao did receive an equity award in connection with his service as a Director and Chairman of the Board as set forth under “Director Compensation for the Year Ended December 31, 2019.”

(4)

In 2019, under our non-equity incentive plan, Mr. Ballard was eligible to earn a cash award in an amount not to exceed 60% of his annual salary; Mr. Siebert was eligible to earn a cash award in an amount not to exceed 60% of his annual base salary; Mr. Ghasripoor was eligible to earn a cash award in an amount not to exceed 50% of his annual base salary; Mr. Clemente was eligible to earn a cash award in an amount not to exceed 60% of his annual base salary; and Mr. Gannon’s was eligible to earn a cash award in an amount not to exceed 100% of his annual base salary. See the section entitled “Annual Cash Incentive Compensation” table for more information regarding 2019 cash awards.

Outstanding Equity Awards as of December 31, 2019

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2019.

			Option Awards(1)				Stock Awards
Name		Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested(2)
			(#)	(#)	($)		(#)	($)
Robert Yu Lang Mao (3)			—	—	—	—	—	—
Joshua Ballard	(4)	8/13/2018	62,131	124,262	9.27	8/13/2028	—	—
	(4)	1/31/2019	—	35,800	7.60	1/31/2029	—	—
	(5)	1/31/2019	—	—	—	—	21,381	210,389
			62,131	160,062			21,381	210,389
Eric Siebert	(6)	6/8/2015	100,000	—	2.61	6/8/2025	—	—
	(6)	3/8/2016	30,758	2,051	8.52	3/8/2026	—	—
	(4)	2/2/2017	18,305	7,538	10.19	2/2/2027	—	—
	(4)	2/1/2018	17,228	20,362	7.50	2/1/2028	—	—
	(4)	1/31/2019	—	35,800	7.60	1/31/2029	—	—
	(7)	3/8/2016	—	—	—	—	1,237	12,172
	(5)	2/2/2017	—	—	—	—	7,974	78,464
	(5)	2/1/2018	—	—	—	—	16,250	159,900
	(5)	1/31/2019	—	—	—	—	21,381	210,389
			166,291	65,751			46,842	460,925
Rodney Clemente	(6)	3/12/2014	42,000	—	6.00	3/12/2024	—	—
	(6)	3/8/2016	24,606	1,641	8.52	3/8/2026	—	—
	(4)	2/2/2017	15,489	6,378	10.19	2/2/2027	—	—
	(4)	2/1/2018	14,578	17,229	7.50	2/1/2028	—	—
	(4)	1/31/2019	—	35,800	7.60	1/31/2029	—	—
	(7)	3/8/2016	—	—	—	—	989	9,732
	(5)	2/2/2017	—	—	—	—	6,747	66,390
	(5)	2/1/2018	—	—	—	—	13,750	135,300
	(5)	1/31/2019	—	—	—	—	21,381	210,389
			96,673	61,048			42,867	421,811
Farshad Ghasripoor	(6)	3/14/2013	5,388	—	3.92	3/14/2023	—	—
	(6)	3/12/2014	31,667	—	6.00	3/12/2024	—	—
	(6)	3/10/2015	39,720	—	2.75	3/10/2025	—	—
	(6)	3/8/2016	24,606	1,641	8.52	3/8/2026	—	—
	(4)	2/2/2017	12,672	5,219	10.19	2/2/2027	—	—
	(4)	2/1/2018	14,578	17,229	7.50	2/1/2028	—	—
	(4)	1/31/2019	—	35,800	7.60	1/31/2029	—	—
	(7)	3/8/2016	—	—	—	—	989	9,732
	(5)	2/2/2017	—	—	—	—	5,520	54,317
	(5)	2/2/2018	—	—	—	—	13,750	135,300
	(5)	1/31/2019	—	—	—	—	21,381	210,389
			128,631	59,889			41,640	409,738
Chris Gannon	(6)(8)	6/8/2015	200,000	—	2.61	11/1/2020	—	—
	(6)(8)	12/8/2015	96,875	—	6.88	11/1/2020	—	—
	(6)(8)	3/8/2016	30,246	—	8.52	11/1/2020	—	—
	(4)(8)	2/2/2017	19,382	—	10.19	11/1/2020	—	—
	(4)(8)	2/1/2018	21,731	—	7.50	11/1/2020	—	—
	(4)(8)	5/4/2018	10,840	—	8.22	11/1/2020	—	—
	(4)(8)	2/2/2019	23,906	—	7.87	11/1/2020	—	—
			402,980	—			—	—

(1)	Includes unvested options for shares, subject to time vesting, granted under the 2008 Equity Incentive Plan and the 2016 Incentive Plan.

(2)

The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $9.84, the closing price of our shares of our common stock on December 31, 2019, the last trading day of fiscal 2019.

(3)

Mr. Mao was appointed the interim President and Chief Executive Officer on November 1, 2019. Mr. Mao did not receive any equity awards in connection with his position as interim President and Chief Executive Officer in 2019. Mr. Mao did receive an equity award in connection with his service as a Director and Chairman of the Board as set forth under “Director Compensation for the Year Ended December 31, 2019.”

(4)

These options were granted under the 2016 Equity Incentive Plan with 25% vesting on the first anniversary following the date of grant, and 1/48 each month thereafter. These options are fully vested 4-years following the date of grant and unexercised vested options expire 10-years from date of grant.

(5)	These RSUs were granted under the 2016 Equity Incentive Plan with 25% vesting on each anniversary following the date of grant. These RSUs are fully vested 4-years following the date of grant.

(6)

These options were granted under the 2008 Equity Incentive Plan with 25% vesting on the first anniversary following the date of grant, and 1/48 each month thereafter. These options are fully vested 4-years following the date of grant and unexercised vested options expire 10-years from date of grant.

(7)

These RSUs were granted under the 2008 Equity Incentive Plan with 25% vesting on the first anniversary following the date of grant, and 1/48 each month thereafter. These RSUs are fully vested 4-years following the date of grant.

(8)	Mr. Gannon’s separation agreement stipulates that all outstanding options will expire on November 1, 2020.

Option Exercises and Stock Vested in 2019

The table below provides supplemental information relating to the value realized upon the vesting of restricted stock units during fiscal year 2019 for each named executive officer based on the closing share price of the Company’s common stock on the Nasdaq Stock Market on the applicable vesting date.

	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Valued realized on vesting
	(#)	($)	(#)	($)
Robert Mao	—	—	—	—
Joshua Ballard	—	—	—	—
Eric Siebert	—	—	25,919	232,319
Farshad Ghasripoor	—	—	22,871	206,947
Rodney Clemente	75,091	777,063	11,913	99,300
Chris Gannon	—	—	24,860	220,819

Potential Payments Upon Termination or Change of Control

Change in Control Plan

We adopted the CIC Plan in March 2012 to provide change in control severance benefits for certain designated key employees. Each of the named executive officers currently serving participates in the CIC Plan described below.

The CIC Plan became effective on March 5, 2012. On December 31, and on each anniversary thereafter, the CIC Plan is extended automatically for an additional year unless the Compensation Committee of the Company’s Board of Directors delivers written notice, at least six months prior to the end of each such term, to each participant that the CIC Plan will not be extended. As a result, on December 31, 2019, the CIC Plan was automatically extended through December 31, 2020.

The Compensation Committee is authorized by the CIC Plan to designate any full-time employee of the Company as a participant. The participants include the Company’s executive officers and other designated key employees.

A participant is entitled to severance benefits under the CIC Plan if a change of control occurs and the acquiring company terminates the participant’s employment without cause, or the participant terminates his or her employment with good reason, in either case within 18 months after a change in control (including, but not limited to, an acquisition of a controlling interest in the Company by a third party). The CIC Plan sets forth definitions of cause, good reason, and change in control, which are described in full at the end of this summary.

The severance benefits, conditioned on the participant’s signing a release in favor of the Company and complying with certain other covenants under the CIC Plan, include the following (in addition to then earned and unpaid amounts owed less deductions required or permitted by law):

●	A lump-sum payment equal to (i) 12 months of regular base pay plus (ii) 100% of the participant’s target annual bonus for the fiscal year in which the change in control occurs;

●

Immediate vesting of all unvested equity compensation held by the participant as of the date of termination (and for this purpose, all performance criteria, if any, underlying unvested awards are deemed to be satisfied at 100% of target) (as described further below);

●

The Company’s regular payment of the monthly premium under COBRA, if the participant timely elects to continue medical, dental, and vision benefits under COBRA, for up to 12 months after employment termination (but not continuing after the participant becomes eligible for these benefits with another employer); and

●	Payment by the Company of up to $10,000 for reasonable costs of outplacement services.

The CIC Plan also provides that if a change in control occurs and a participant’s equity compensation is not converted, assumed, or replaced by a successor entity with an equivalent award, then immediately prior to the change in control, the participant’s equity compensation shall become fully exercisable and vested and all forfeiture restrictions on such equity compensation shall immediately lapse. In the case of equity compensation, the amount of which is based on the satisfaction of performance criteria, all performance criteria will be deemed satisfied at target. The conversion, assumption, or replacement of an equity award for another equity award of stock that is not publicly traded shall not be considered an equivalent award for purposes of the CIC Plan.

In no event is the Company obligated to gross up any payment or benefit to a participant to avoid the effects of the “parachute rules” of Sections 280G and 4999 of the Code. Benefits to a participant, however, may be reduced if the reduction would result in the participant receiving a greater payment on an after-tax basis due to the application of those sections of the tax law (such provision, a “better after-tax” provision). Additionally, payments may be conditioned or delayed as needed to be exempt from or comply with Section 409A of the Code relating to “nonqualified deferred compensation.”

The CIC Plan also obligates the Company to make all payments to a Participant required by applicable law upon employment termination such as earned but unpaid salary and bonus (without regard to a release or other covenants of the participant in the CIC Plan and subject to deductions required or permitted by applicable law).

Key Defined Terms of the Change in Control Plan

“Cause” means in the context of employment termination:

(i)	any act by participant in the course of employment or participant’s performance of any act which, if participant were prosecuted, would constitute a felony;

(ii)

participant’s failure to carry out his or her material duties, after not less than thirty (30) days prior written notice of such failure, and which failure is unrelated to an illness or disability of not greater than twelve (12) work weeks;

(iii)	participant’s dishonesty towards or fraud upon the Company which is injurious to the Company;

(iv)	participant’s violation of confidentiality obligations to the Company or misappropriation of Company assets; or

(iv)

participant’s death or disability, as defined in the Company long-term disability plan in which the participant participates, or if the participant does not participate in such a plan, the principal long-term disability plan that covers the Company’s senior-level executives.

“Change in Control” means:

(i)

an acquisition of 50% or more of the outstanding common stock or voting securities of the Company by any person or entity, other than the Company, a Company employee benefit plan, or a corporation controlled by the Company’s stockholders;

(ii)

changes in the composition of the Board over a rolling twelve-month period, which changes result in less than a majority of the directors consisting of Incumbent Directors. “Incumbent Directors” include directors who are or were either (x) members of the Board as of the effective date, as defined in the CIC Plan or (y) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. Incumbent Directors do not include any individual not otherwise an Incumbent Director whose election or nomination resulted from an actual or threatened proxy contest (relating to the election of directors to the Board); or

(iii)

consummation of a complete liquidation or dissolution of the Company, or a merger, consolidation, or sale of all or substantially all of the Company’s then existing assets (collectively, a “Business Combination”) other than a Business Combination: (x) in which the stockholders of the Company immediately prior to the Business Combination receive 50% or more of the voting stock resulting from the Business Combination, (y) through which at least a majority of the members of the Board are Incumbent Directors, and (z) after which no individual, entity, or group (excluding any corporation resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) owns 50% or more of the stock of the corporation resulting from the Business Combination who did not own such stock immediately before the Business Combination.

“Good Reason” means the occurrence of any one or more of the following without the participant’s express written consent:

(i)	the termination or material breach of this CIC Plan by the Company;

(ii)	the failure by the Company to have any successor, or any assignee of all or substantially all of the Company’s assets, assume this CIC Plan;

(iii)

any material diminishment in participant’s title, position, duties, responsibilities, or status other than those in effect immediately prior to the Change in Control (including, in the case of a participant who is the Chief Executive Officer who reports directly to the Board or a participant who is the Chief Financial Officer or General Counsel who reports directly to the Chief Executive Officer immediately prior to the change, if, after such Change in Control, the Chief Executive Officer no longer reports directly to the Board of a public company and the Chief Financial Officer and/or General Counsel no longer report directly to the Chief Executive Officer of a public company), it being understood that in the case of a participant other than the Chief Executive Officer, Chief Financial Officer, or General Counsel, a participant’s reporting to a business unit head instead of to the Chief Executive Officer will not constitute a material diminishment if the participant’s duties and responsibilities otherwise remain substantially the same;

(iv)

any material reduction in, limitation of, or failure to pay or provide any compensation provided to the participant under any agreement or understanding between the participant and the Company, pursuant to the Company’s policies and past practices, as of the date immediately prior to the Change in Control;

(v)	any material reduction in the participant’s annual base salary or target bonus opportunity from the amounts in effect immediately prior to the Change in Control; or

(vi)	any change in the participant’s place of employment that increases participant’s commuting distance by more than 30 miles over his or her commuting distance immediately prior to the Change in Control.

Good Reason will only be deemed to exist if the participant provides notice of the condition(s) constituting Good Reason within 30 days of the existence of the condition and gives the Company 30 days from its receipt of such notice to remedy the condition. If the condition is remedied, Good Reason will not be deemed to exist.

The benefits provided in the CIC Plan are summarized in the table below, and the amounts shown assume hypothetically that each applicable termination or event was effective as of December 31, 2019. The actual amounts that will be paid can only be determined at the time of the termination or other applicable event.

The table below does not include payments that are generally required by applicable law for all salaried employees (notwithstanding that these requirements are referred to in the applicable arrangement) such as payment of accrued but unpaid wages and unused vacation or rights to previously incurred business expense reimbursement. The amounts set forth below do not take into account the “better after-tax” provision or reflect taxes, tax withholding, or other deductions required by law and may be subject to reduction or delay in payment in accordance with the specific provisions of the applicable arrangement or law.

Benefits under the Change in Control Plan

The payments summarized below are triggered if a change of control, as defined in the CIC Plan, occurs on December 31, 2019, and the acquiring company terminates the participant’s employment without cause, or the participant terminates his/her employment with good reason, in either case within 18 months after a change in control (including, but not limited to, an acquisition of a controlling interest in the Company by a third party). The amounts described below do not take into account the “better after-tax” provision or applicable taxes.

Name	Lump-Sum Payment (1)	Vesting of all Unvested Equity Compensation Awards, Including Time and Performance Vesting Awards (2)	COBRA Benefits for up to 12 Months (Medical, Dental, Vision, and Life Insurance Benefits) (3)	Maximum Outplacement Services Reimbursement
	($)	($)	($)	($)
Robert Yu Lang Mao(4)	—	—	—	—
Joshua Ballard	520,000	361,410	29,135.85	10,000
Eric Siebert(5)	432,973	591,471	—	10,000
Farshad Ghasripoor	412,644	532,412	22,729.92	10,000
Rodney Clemente	432,973	544,485	23,057.96	10,000
Chris Gannon(6)	—	—	—	—

(1)	These amounts consist of twelve months’ base pay and 100% of the target annual bonus.

(2)

The CIC Plan further provides that all unvested equity compensation held by a participant will vest and become exercisable immediately prior to a Change in Control (whether or not the participant’s employment is terminated) if a Change of Control occurs and (i) the Company’s shares are no longer publicly traded or (ii) if a publicly-traded company acquires the Company, but does not replace unvested Company awards with defined equivalent equity compensation applicable to the acquiring company’s stock. For this purpose, all performance criteria, if any, underlying unvested awards are deemed to be satisfied at 100% of target. The amount in this column for vesting of equity compensation awards assumes hypothetically that each applicable trigger under the CIC Plan occurred on December 31, 2019, and in the case of vesting RSUs is based on the closing price of the Company’s common stock of $9.84 on December 31, 2019 and in the case of vesting option awards is based on $9.84 minus the exercise price of the applicable option.

(3)	COBRA amounts are estimated based on medical, dental, vision, and life insurance amounts paid by Company on behalf of the Named Executive and amounts paid by the Named Executive.

(4)	Mr. Mao was not a participant in the CIC Plan as of December 31, 2019.

(5)	As of March 19, 2020, Mr. Siebert resigned from the Company and these payments would not be due to him.

(6)	As of November 1, 2019, Mr. Gannon resigned from the Company and these payments would not be due to him.

In November 2019, Mr. Gannon, the former President and Chief Executive Officer of the Company resigned from the Company. The Company entered into a Settlement Agreement and Release with Mr. Gannon, pursuant to which the Company paid Mr. Gannon a lump sum amount equal to twelve months’ of his base salary and twelve months’ of COBRA benefits, accelerated the vesting of 25% outstanding and unvested equity awards held by Mr. Gannon such that they vest immediately and extended the period during which Mr. Gannon can exercise any vested option through November 1, 2020, in consideration for a release of claims against the Company, an agreement to provide certain assistance to the Company in the future and complying with certain restrictive covenants The incremental fair value of the modified awards computed as of the modification date totaled $291 thousand.

CEO PAY RATIO

For the 2019 fiscal year, the ratio of the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) to the annual total compensation of Mr. Chris Gannon, our President and Chief Executive Officer (“CEO Compensation”) was 20 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation, who was selected in a manner consistent with Item 402(u) of Regulation S-K, as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2019 (the “Determination Date”).

We identified a new Median Employee in 2019. To identify the Median Employee, we first determined our employee population as of the Determination Date for purposes of the calculation. We then measured the compensation of 187 employees, which represented all full-time, part-time, seasonal and temporary employees of us and our subsidiaries as of the Determination Date. The median employee was determined using 2019 W-2 wages for all U.S. employees and equivalent taxable compensation for all non-U.S. employees.

The CEO Compensation for purposes of this disclosure represents the sum of the total compensation reported for Mr. Gannon, excluding the amounts related to his Separation Agreement and Release, and the total compensation reported for Mr. Mao under “Summary Compensation Table” for the 2019 fiscal year. For purposes of this disclosure, Median Annual Compensation was $77,949, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2019 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

This report is not deemed to be soliciting material filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated audited financial statements and the related schedules in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is governed by a charter. A copy of the charter is available on the Company’s website at www.energyrecovery.com. The charter was last amended effective December 4, 2009. The Audit Committee held four meetings during fiscal year 2019. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq Stock Market listing standards and Rule 10A-3 of the Exchange Act.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the committee, the Company, the Company’s internal audit function and the Company’s independent auditor. The Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed with Deloitte & Touche LLP, which was responsible for expressing an opinion on the conformity of those consolidated audited financial statements and related schedules with US Generally Accepted Accounting Principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable PCAOB requirements regarding Deloitte & Touche’s communications with the Audit Committee concerning independence. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP, Deloitte & Touche LLP’s independence from Company management and the Company, including the matters in such letter, and has considered the compatibility of non-audit services with Deloitte & Touche LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the consolidated audited financial statements and related schedules be included in the Annual Report on Form 10-K for the year ended December 31, 2019, and filed by the Company with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Alexander Buehler, Chairman of the Audit Committee

Olav Fjell

Arve Hanstveit

Robert Yu Lang Mao

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

The following table sets forth, as of May 21, 2020, the names, ages and positions of our directors who will continue in office after the Annual Meeting:

Name	Age	Position
Alexander J. Buehler	45	Director
Olav Fjell	68	Director
Sherif Foda	51	Director
Arve Hanstveit	65	Director
Ole Peter Lorentzen	67	Director
Robert Yu Lang Mao	76	Director and Executive Chairman of the Board
Pamela Tondreau	60	Director and Lead Independent Director

Nominees for Director

Age: 45	Education: B.S. Civil Engineering, United States Military Academy at West Point M.B.A. Wharton School at the University of Pennsylvania
Director Since: 2015 Current Board Committees: Audit Committee (Chairman) Compensation Committee

Alexander J. Buehler joined our Board of Directors in February 2015. Mr. Buehler currently serves as Executive Vice President for Global Resources at Intertek, a global, publicly-traded company headquartered in London and leading provider of assurance, testing, inspection, and certification services. He joined Intertek in September 2018. Previously, he served at Energy Maintenance Services (“EMS”) from July 2014 to September 2017, first with a brief stint as Chief Financial Officer and then as President & Chief Executive Officer, during which time he steered the company through the market downturn in oil & gas, repositioned the business as the leading integrity maintenance company and led the marketing and sale of the business to First Reserve, a leading private equity company in the oil & gas space. He served as our Chief Financial Officer from 2011 until he joined EMS in 2014. From 2004 to 2011, Mr. Buehler held executive-level positions at Insituform Technologies, Inc. (now Aegion Corporation; NASDAQ: AEGN), a global leader in water infrastructure technology and services for municipalities and industry, including oil and gas. While at Insituform, Mr. Buehler worked in the U.S. and abroad, most recently as Vice President of Europe, leading all European operations from its regional headquarters in Paris, France. Mr. Buehler received a B.S. in Civil Engineering from the United States Military Academy at West Point and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania. Since 2017, Mr. Buehler has served on the Board of LiqTech International (NASDAQ: LIQT), where he also chairs the Audit Committee. Previously, from 2014 to 2019, Mr. Buehler served on the Board of Viscount Systems and Chair of the Audit Committee before the company was acquired by Identiv. The Board selected Mr. Buehler to serve as a director because he is a highly impactful business executive with years of experience in general management and strategic planning as well as new product development, corporate development, operations management, manufacturing process optimization, sales management, and back-office administration. Mr. Buehler has substantial experience in the global water, oil & gas, and manufacturing industries and was critical in a number of acquisitions.

Age: 76	Education: B.S. Material Science, Cornell University M.S. Metallurgical Engineering, Cornell University M.B.A. Massachusetts Institute of Technology
Director Since: 2010 Current Board Committees: Audit Committee Nominating and Corporate Governance Committee

Robert Yu Lang Mao has served as a member of our Board of Directors since September 2010 and was appointed Chairman of the Board in March 2019. Mr. Mao was appointed President and Chief Executive Officer in May 2020 and Interim President and Chief Executive Officer in November 2019. Mr. Mao has more than thirty years of executive experience in the technology and telecommunications industries across Asia, the United States, and Europe.  Mr. Mao previously served as a Board Director of Hon Hai Precision Ind. Co. Ltd (Foxconn) during 2018 to 2019, the world’s largest contract manufacturer supplying high tech products to world leading companies including Apple, Amazon, Dell, Microsoft, and Hewlett-Packard Company (Hewlett-Packard).  Foxconn is a public company listed on the Taiwan Stock Exchange.  In addition to serving on Energy Recovery’s Board of Directors, he also serves on the Board of Directors of privately held Ubee Interactive Corporation, a supplier of broadband access equipment and devices to multimedia and telecom service providers worldwide. In 2013 Mr. Mao was named Chairman, China Region for Hewlett-Packard Company (Hewlett-Packard).   He retired from Hewlett-Packard in 2016.  Mr. Mao served as CEO of 3Com Corporation (3Com) from 2008 to 2010 and completed the sale of 3Com to Hewlett-Packard in 2010.  Mr. Mao was also a Board Director of 3Com from 2007 to 2010.  3Com was a Nasdaq listed S&P 500 company providing computer networking and security solutions and products to public and private enterprises worldwide.  Prior to 3Com Corporation, he worked for Nortel Networks, a broad-based communications technology company, as CEO of the company’s Greater China operations from 1997 to 2006.  Before joining Nortel, he was regional president of the Greater China region for Alcatel-Lucent from 1995 to 1997.  He also held executive positions at Alcatel and ITT in Asia and the United States. Mr. Mao holds a B.S. in Material Science and a M.S. in Metallurgical Engineering from Cornell University and a M.B.A. in Management from the Massachusetts Institute of Technology (MIT).  The Board selected Mr. Mao to serve as a director because of his prior executive experience helping technology companies and equipment manufacturers expand into new product and geographic markets, his knowledge of the China market, his strong strategic and analytic skills, and his many years of experience as board director in public and private companies based in high technology industries. He has a long record of distinction serving in senior executive management positions with a number of multi-national companies including serving as CEO of an U.S. public traded billion dollar company selling into world markets. He has also started and grown new ventures in the high technology industries. Mr. Mao possesses the experience, qualification, attributes and skills to serve as a Board Director of our Company.

Continuing Directors

Olav Fjell joined our Board of Directors of the Company in June 2015. Mr. Fjell is a seasoned business leader with experience in the oil and gas industry, finance industry, and high tech engineering industry. He is Chair of the Boards of Moelven AS, Nofima AS, Concedo ASA, Bene Agere Norden AS, IFE and Franzefoss AS. He is member of the board of Lotos Exploration and Production Norge and member of the Board of Turbulent Flux AS. Mr. Fjell was the Chief Executive Officer of Statoil from 1999 to 2003, Lindorff from 2005 to 2007 and of Hurtigruten from 2007 to 2012. He has also served as the Chief Executive Officer of Postbanken and been part of the senior management teams at Kongsberg Våpenfabrikk and DNB. Mr. Fjell holds a M.Sc. in Business Administration and Economics (sivilokonom) from Norwegian School of Economics and Business Administration. The Board selected Mr. Fjell because of his extensive and broad executive experience, both as a Chief Executive Officer and through directorships in Norwegian businesses and his experience in the oil and gas industry.

Sherif Foda joined our Board of Directors in September 2016. Mr. Foda is an experienced executive with more than two decades of oil and gas industry experience from around the globe. Mr. Foda currently serves as the Chairman and Chief Executive Officer of National Energy Services Reunited (NASDAQ: NESR), roles that he has held since June 2017. Previously since 2016, Mr. Foda was the Senior Advisor to the Chairman of Schlumberger. Previously from 2013 to 2016, Mr. Foda served as an Executive Officer and the Group President of Schlumberger Production, based in Houston, managing the different business segments of Schlumberger related to oil & gas producing fields, including Fracturing business, cementing, Well Services and Interventions, Completions, Artificial Lifts, and production businesses. From 2011 to 2013, Mr. Foda was the President of Schlumberger Europe and Africa, based in Paris. In this capacity, he managed all the different businesses, activities and operations for Schlumberger from South Africa to Norway. Prior to that, Mr. Foda held several other senior corporate and operations positions with Schlumberger in Houston, Texas, the Middle East and Europe. In addition, Mr. Foda worked in the information technology and computer industries in Egypt. He serves on the board of trustees of Awty International School in Houston, and is a board member of Al Fanar Venture Philanthropy in London. Mr. Foda holds a BSc in Electronic from Ain Shams University, and a BAC in Science from College de la Salle, both in Cairo. The Board selected Mr. Foda as a director because he brings a unique perspective to the Board and has significant experience with issues, trends and opportunities within the oil & gas industry that enable Mr. Foda to provides valuable expertise when evaluating the Company’s oil & gas business.

Arve Hanstveit joined our Board of Directors in August 1995. Between August 1997 and November 2010, Mr. Hanstveit served as Partner and Vice President of ABG Sundal Collier, a Scandinavian investment bank, where he was responsible for advising U.S. institutional investors on equity investments in Nordic companies. Prior to joining ABG Sundal Collier, Mr. Hanstveit worked as a securities analyst and as a portfolio manager for TIAA-Cref, a large U.S. institutional investor. From February 2007 to January 2010, Mr. Hanstveit served on the Board of Directors of Kezzler AS, a privately-held Norwegian company, which delivers secure track and trace solutions to the industry. He is also a member of the Norwegian American Chamber of Commerce and the New York Angels, an independent consortium of individual accredited angel investors that provide equity capital for early-stage companies in the New York City area. Mr. Hanstveit holds a B.A. in Business from the Norwegian School of Management and an M.B.A. from the University of Wisconsin, Madison. The Board selected Mr. Hanstveit as a Director because of his early investment in the Company, his years of experience as a portfolio manager and securities analyst, his detailed understanding of global financial markets, and his extensive knowledge of the Company, its products, and markets.

Ole Peter Lorentzen joined our Board of Directors in January 2007 and served until the Company went public in 2008. He joined the Board of Directors of the Company again in February 2015. Since December 1987, Mr. Lorentzen brings to the Company forty years of experience from multiple fields of business including sales and sales management, real estate development and investments in high technology companies. Mr. Lorentzen has been the Chairman and beneficial owner of Ludvig Lorentzen, an investment company that typically holds a concentrated portfolio of investments for seven to fifteen years. He served as Director of Agasti Holding ASA since May 2010 until May 2013. He also served as a Director of Opera Software ASA until June 21, 2007. Mr. Lorentzen holds a bachelor’s degree in business administration from Lund University in Sweden. The Board selected Mr. Lorentzen to serve as a director because Mr. Lorentzen has extensive experience in working with management teams and Boards to seek methods of enhancing value for all stockholders.

Pamela Tondreau joined our Board of Directors in July 2019. Ms. Tondreau was elected as Lead Independent Director in May 2020. Ms. Tondreau currently serves as a consultant to Infineon Technologies AG, which purchased Cypress Semiconductor Corporation (“CY”) on April 16, 2020. She most recently served as Chief Legal Officer, Executive Vice President of Human Resources and Corporate Secretary of CY. Ms. Tondreau is a member of the Alumni Board of McGeorge School of Law. Prior to her tenure with CY, Ms. Tondreau was an executive with Hewlett-Packard Corporation (“HP”) from 1999-2012 holding various positions including Chief Intellectual Property Counsel, Deputy General Counsel to the Chief Technology Officer, counsel to the Technology Committee of the Board, counsel for the networking business including leading the acquisition of 3Com and integrating the China entity into HP. Ms. Tondreau has extensive experience in the areas of intellectual property strategy, corporate governance and executive compensation, enterprise risk management and domestic and international mergers and acquisitions. Ms. Tondreau received her undergraduate degree from the University of California at Berkeley and her Juris Doctor degree from McGeorge School of Law.

Executive Officers

The following is biographical information for our current executive officers.

Name	Age	Position
Robert Yu Lang Mao	76	President & Chief Executive Officer
Joshua Ballard	47	Chief Financial Officer
Farshad Ghasripoor	60	Chief Technology Officer
Rodney Clemente	40	Senior Vice President, Water
Emily C. Smith	35	Senior Vice President, Corporate Development and Operations
William W. Yeung	47	Chief Legal Officer

Robert Yu Lang Mao has served as a member of our Board of Directors since September 2010 and was appointed Chairman of the Board in March 2019. Mr. Mao was appointed President and Chief Executive Officer in May 2020 and interim President and Chief Executive Officer in November 2019. Mr. Mao has more than thirty years of executive experience in the technology and telecommunications industries across Asia, the United States, and Europe.  Mr. Mao previously served as a Board Director of Hon Hai Precision Ind. Co. Ltd (Foxconn) during 2018 to 2019, the world’s largest contract manufacturer supplying high tech products to world leading companies including Apple, Amazon, Dell, Microsoft, and Hewlett-Packard Company (Hewlett-Packard).  Foxconn is a public company listed on the Taiwan Stock Exchange.  In addition to serving on Energy Recovery’s Board of Directors, he also serves on the Board of Directors of privately held Ubee Interactive Corporation, a supplier of broadband access equipment and devices to multimedia and telecom service providers worldwide. In 2013 Mr. Mao was named Chairman, China Region for Hewlett-Packard Company (Hewlett-Packard).   He retired from Hewlett-Packard in 2016.  Mr. Mao served as CEO of 3Com Corporation (3Com) from 2008 to 2010 and completed the sale of 3Com to Hewlett-Packard in 2010.  Mr. Mao was also a Board Director of 3Com from 2007 to 2010.  3Com was a Nasdaq listed S&P 500 company providing computer networking and security solutions and products to public and private enterprises worldwide.  Prior to 3Com Corporation, he worked for Nortel Networks, a broad-based communications technology company, as CEO of the company’s Greater China operations from 1997 to 2006.  Before joining Nortel, he was regional president of the Greater China region for Alcatel-Lucent from 1995 to 1997.  He also held executive positions at Alcatel and ITT in Asia and the United States. Mr. Mao holds a B.S. in Material Science and a M.S. in Metallurgical Engineering from Cornell University and a M.B.A. in Management from the Massachusetts Institute of Technology (MIT).  The Board selected Mr. Mao to serve as a director because of his prior executive experience helping technology companies and equipment manufacturers expand into new product and geographic markets, his knowledge of the China market, his strong strategic and analytic skills, and his many years of experience as board director in public and private companies based in high technology industries. He has a long record of distinction serving in senior executive management positions with a number of multi-national companies including serving as CEO of an US public traded billion dollar company selling into world markets. He has also started and grown new ventures in the high technology industries. Mr. Mao possesses the experience, qualification, attributes and skills to serve as a Board Director of our Company.

Joshua Ballard joined the Company in August 2018 as Chief Financial Officer. He brings more than 20 years of finance and operations experience, both domestically and internationally, working across industries within complex organizations to successfully navigate high growth.  Most recently Mr. Ballard held the position of Operating Partner at Orox Capital Management, a Dallas-based private equity firm.  During his time there he was responsible for the management of and collaboration with portfolio company teams to implement long-term strategic plans and improve finance and operations.  Additionally, he served as the CFO for Southwest Spirit and Wines, an Orox Capital portfolio company, during a critical growth period in the company’s development.  Prior to joining Orox Capital Management, Mr. Ballard was the Managing Director of Lanterne Advisors, LLC, where he held multiple CFO roles with venture-backed companies.  He also served as Executive Director of Finance and Investor Relations for SigmaBleyzer Investment Group, a private equity fund, with investments across a broad range of industries within the U.S., Southeast Europe, and other former Soviet bloc countries.  Mr. Ballard started out his career working on multiple international oil and gas projects, most notably with Fluor Corporation and holds a CFA, CMA and a Global MBA in Finance from Thunderbird, School of Global management.

Farshad Ghasripoor joined the Company in 2012 and is the Chief Technology Officer at Energy Recovery and is responsible for the conceptualization and ongoing development of the revolutionary VorTeq hydraulic pumping system. Mr. Ghasripoor has been instrumental for the rapid growth and diversification of the business into multiple segments. He has built a world class engineering organization that has become the driving force behind Energy Recovery’s product development efforts. The focus of the engineering team is on further expanding the Pressure Exchanger Technology into other applications and industrial sectors as well as expanding the portfolio of pumps and other energy recovery devices. Prior to joining Energy Recovery, he served a 12-year term at GE, starting at the General Electric Global Research Center, where he led the development of abradable seals for steam and gas turbines. Today, the seals he developed are installed in more than 250 GE gas turbines and all of GE’s reaction steam turbines. He also developed a solid particle erosion protection system for steam path airfoils, which is currently implemented in GE steam turbines to substantially extend the life of turbine airfoils. His first position was at Sulzer’s Research and Development division in Switzerland, where he improved the performance of large marine diesel engines, industrial pumps and compressors, and led the development of a new generation of abradable seals for gas turbines. He is a named inventor on 64 US patent applications, of which 32 have been granted to date, and has authored articles for 20 peer-reviewed publications. He received his PhD from Brunel University of West London in the UK.

Rodney Clemente joined Energy Recovery in 1998 and currently holds the position of Senior Vice President, Water. Responsible for all of Energy Recovery’s sales, technical service, support and aftermarket activities for the Water business unit, Mr. Clemente provides a high level of system design, technical consultation and commercial support for desalination customers worldwide. During Mr. Clemente’s tenure with the Company, he has gained intimate knowledge of energy recovery technologies, pumping systems, desalination systems and various industrial processes. His expertise also spans several verticals, including manufacturing, marketing and business development. He is an active member of many of the leading industry organizations such as IDA and AMTA. Mr. Clemente has a BS in Engineering from California State University, East Bay and an Executive MBA from the University of Virginia’s Darden School of Business.

Emily C. Smith was named Senior Vice President, Corporate Development and Operations in December 2019. Ms. Smith joined Energy Recovery in August 2011 and has held several positions spanning multiple disciplines, including Senior Director of Corporate Development, Director of Financial Planning & Analysis, and the Strategic Analyst to the Chief Executive Officer. Most recently, Ms. Smith has played a critical role in the formation of the Company’s three-year strategic plan and product development road map. Prior to joining the Company, Ms. Smith held various roles at Aegion Corporation (NASDAQ: AEGN), most notably as Controller, and was a top-performing Analyst at Merrill Lynch in their Industrials Investment Banking group. She is a graduate of the University of Pennsylvania’s Wharton School of Business, where she earned an MBA with a concentration in Finance. She earned a BS in Communication from Northwestern University.

William W. Yeung joined Energy Recovery in June 2016 and is the Chief Legal Officer. Mr. Yeung brings over 20 years of legal experience, with extensive experience in securities law, corporate governance and compliance, corporate strategy, SEC reporting and regulatory compliance, mergers and acquisitions, and general contracts. His clients have included Goldman Sachs, JP Morgan, Credit Suisse, Citigroup Global Markets, Lehman Brothers, UBS, Salomon Smith Barney, BNP Paribas, Del Monte, Sony Capital Corporation, McDonald’s Corporation, KBC Bank, The Interpublic Group of Companies, The Bank of New York, United Technologies Corporation, and Nortel Networks. Prior to joining the Company, Mr. Yeung was the General Counsel of SharesPost, Inc. and served as a senior legal executive for Thomas Weisel Partners Group Inc. and Socialutions Inc. Mr. Yeung began practicing law at Cleary, Gottlieb, Steen & Hamilton LLP in New York and practiced at Morrison & Foerster LLP in San Francisco. He holds a JD from New York University School of Law and a BA from Boston College.

RELATED PERSON POLICIES AND TRANSACTIONS

The Nasdaq listing rules require that the Company, on an ongoing basis, conduct appropriate reviews of all related-person transactions for potential conflict-of-interest situations. Our Audit Committee charter provides that the committee’s responsibilities include the review of all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and to determine whether to approve the transactions. In determining whether a related party transaction will be approved, the Audit Committee will consider several factors, including without limitation: (a) the benefits to the Company; (b) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the transaction; and (e) the terms available to unrelated third parties or to employees generally.

Related party transactions are, subject to certain limited exceptions, any transaction, arrangement or relationship in which we are a participant and the amount involved exceeds $120,000, and the related party had, has or will have a direct or indirect material interest. Related party includes: (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in clauses (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a director, executive officer or partner, or is in a similar position, or in which such person, together with all other “related parties,” have in the aggregate 5% or greater beneficial ownership interest.

The Board’s Nominating and Corporate Governance Committee charter also provides that the Nominating and Corporate Governance Committee will review potential conflicts of interest. In addition, the Company’s Code of Business Conduct and Ethics provides that each employee and non-employee director is expected to disclose potential conflicts of interest involving that individual or the individual’s family members to a supervisor, executive officer, or member of the Audit Committee as described in the Company’s Code of Business Conduct and Ethics.

Notwithstanding the foregoing, all compensation-related matters must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

During fiscal 2019, we did not enter into any transactions with related parties that required review, approval or ratification by the Board of Directors as described above.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws regarding the requirements for stockholder proposals to be brought before an annual meeting. Under our Bylaws, to be timely for the annual meeting of stockholders to be held in 2021, a stockholder’s notice must generally be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between January 28, 2021 and February 25, 2021. Also under our Bylaws, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of Energy Recovery stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder under applicable SEC regulations. Information with respect to the requirements for stockholder nominations for candidates to serve as a director of the Company is set forth above under “Board and Corporate Governance Matters – The Nominating and Corporate Governance Committee.”

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the Company’s annual meeting of stockholders to be held in 2020 must be received by the Secretary of the Company (at Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro CA 94577, Attn: Secretary) no later than February 25, 2021 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock (collectively “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2019, except that Mr. Clemente filed a late report on June 17, 2019; Messrs. Buehler, Fjell, Foda, Hanstveit, Lorentzen and Mao each filed a late report on July 10, 2019; and Messrs. Bensalah, Ghasripoor and Siebert each filed a late report on September 26, 2019. Each late filing was a result of administrative error.

Other Matters

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Secretary at Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro CA 94577, Attn: Secretary.

We filed our Annual Report filed with the SEC on March 6, 2020. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Energy Recovery stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Secretary at Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro CA 94577, Attn: Secretary.

By Order of the Board of Directors,

William Yeung
Chief Legal Officer

May 28, 2020

San Leandro, California

APPENDIX A

ENERGY RECOVERY, INC.

2020 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Energy Recovery, Inc. 2020 Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies to focus on critical long-range objectives, (b) encouraging the attraction and retention of such persons with exceptional qualifications, and (c) linking such persons directly to stockholder interests through increased stock ownership.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1     Administration of the Plan

(a)     The Plan shall be administered by the Board or the Compensation Committee. The Board will cause the Compensation Committee to be composed of two or more directors and to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Compensation Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission. Awards to Nonemployee Directors shall be made by the Board upon recommendation of the Compensation Committee.

(b)     Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards granted to Participants who are subject to Section 16 of the Exchange Act. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant or amend Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any Participants who are subject to Section 16 of the Exchange Act. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, any delegate appointed under this Section 3.1(b) shall serve in such capacity at the pleasure of the Board or the Committee.

(c)     All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2     Administration and Interpretation by the Committee

(a)     Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) amend, modify, suspend, discontinue or terminate the Plan, waive any restrictions or conditions applicable to any Award or amend or modify the terms and conditions of any outstanding Award; (vii) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration and operation of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)     In no event, however, shall the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15.1 of the Plan; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock in exchange for cash, another option, stock appreciation right, restricted stock, restricted stock unit or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c)     The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s General Counsel or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)     Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1     Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1 of the Plan, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)       4,500,000 shares; plus

(b)      (i) up to 1,394,727 authorized shares available for issuance and not issued or subject to outstanding awards under the Company’s 2016 Incentive Plan as of the Effective Date, which shares shall cease to be set aside or reserved for issuance pursuant to the 2016 Incentive Plan effective on the Effective Date and shall instead be set aside and reserved for issuance pursuant to the Plan, and (ii) up to 4,954,723 shares subject to outstanding awards under the 2016 Incentive Plan and the 2008 Equity Incentive Plan (the “Prior Plans”) as of the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares), which shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plans effective on the date upon which they cease to be so subject to such awards and shall instead be set aside and reserved for issuance pursuant to the Plan.

No awards may be granted under the 2016 Incentive Plan after the Effective Date.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2     Share Usage

(a)     If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to the Company, the shares subject to such Awards and the forfeited shares shall again be available for issuance under the Plan. The following shares shall not again become available for issuance under the Plan: (i) shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company upon exercise of an Option, (ii) shares of Common Stock reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (iii) shares of Common Stock withheld by, or otherwise tendered to, the Company to satisfy a Participant’s tax withholding obligations in connection with an Award. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an Award.

(b)     The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)     Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

4.3     Maximum Awards

The maximum Common Stock amounts in this Section 4.3 are subject to adjustment under Section 15.1 of the Plan and are subject to the Plan maximum set forth in Section 4.1 of the Plan.

(a)          Limit on Awards to Participants

(i)     No Participant may be granted Options or Stock Appreciation Rights in any calendar year period with respect to more than an aggregate of 500,000 shares of Common Stock for such Awards, except that the Company may make additional one-time grants of such Awards for up to an aggregate of 300,000 shares to newly hired or newly promoted individuals.

(ii)     No Participant may be granted Awards other than Options, Stock Appreciation Rights, Performance Units or other Awards denominated in cash or other property in any calendar year period with respect to more than an aggregate of 500,000 shares of Common Stock for such Awards, except that the Company may make additional one-time grants of such Awards for up to 300,000 shares to newly hired or newly promoted individuals.

(iii)     The maximum dollar value payable with respect to Performance Units or other Awards denominated in cash or other property subject to Section 16 of the Plan granted to any Participant in any one calendar year is $7,500,000.

(b)          Limit on Awards to Nonemployee Directors. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted or paid, as applicable, to any individual for service as a Nonemployee Director during any fiscal year of the Company, including any Awards granted (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or fees paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $500,000. The Board may make an exception to the limit in this Section 4.3(a) for any Nonemployee Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Nonemployee Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

(c)          Incentive Stock Options. The maximum number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options shall be 4,500,000 shares.

SECTION 5. ELIGIBILITY

5.1     General

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

5.2     Non-U.S. Participants

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Related Companies operate or have Eligible Persons, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Related Companies shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or subplans applicable to particular Related Companies or Eligible Persons residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, withholding procedures, the conversion of local currency and handling of any stock certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

SECTION 6. AWARDS

6.1     Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2     Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3     Minimum Vesting

The Committee may provide for such vesting conditions for an Award as it may determine, except that, subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan that contain no restrictions or restrictions based solely on continuous employment or services over less than one year shall not exceed 5% of the aggregate maximum number of shares specified in Section 4.1 This limitation will not, however, apply in the following situations: (i) upon a Change in Control; (ii) termination of employment due to death or Disability; and (iii) a Substitute Award.

6.4     Dividends and Distributions

Participants may, if the Committee so determines other than with respect to Options or Stock Appreciation Rights, be credited with dividends or dividend equivalents for dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion; provided, however, that any such credited dividends or dividend equivalents shall accrue and be paid only to the extent the Award becomes vested or payable. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1     Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2      Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Code Section 422 with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3     Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4     Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5 of the Plan. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5     Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)     cash;

(b)     check or wire transfer;

(c)     having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)     tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)     so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f)     such other consideration as the Committee may permit.

7.6     Effect of Termination of Service

(a)     The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b)     If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate the registration requirements under the Securities Act or similar requirements under the laws of any state or foreign jurisdiction, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or other requirements.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Code Section 422, or any successor provision, and any applicable regulations thereunder. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Code Section 422), Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Code Section 422). In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Code Section 422.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1     Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with the procedures for Options set forth in Section 7.2 of the Plan. An SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable. An SAR agreement may provide for an automatic exercise of the SAR subject to any applicable requirements.

9.2     Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1     Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2     Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

SECTION 11. PERFORMANCE AWARDS

11.1     Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of Performance Measures, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2     Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of Performance Measures, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK- OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives denominated in cash, shares of Common Stock or other property under the Plan, which incentives may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, subject to the terms and conditions specified by the Committee.

SECTION 13. WITHHOLDING

(a)     The Company or any Related Company may require the Participant to pay to the Company or any Related Company, as applicable, the amount of (i) any taxes that the Company or any Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b)     The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company or a Related Company, as applicable, (ii) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company, as applicable, to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate or such other applicable rate as may be approved by the Committee so long as such withholding does not result in adverse treatment for financial accounting purposes.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Code Section 422, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1     Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, or in the event of an extraordinary cash dividend, then the Committee shall make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Plan; (2) the maximum number and kind of securities set forth in Section 4.3 of the Plan; and (3) the number and kind of securities that are subject to any outstanding Award and/or the per share price of such securities. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing provisions of this Section 15.1, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company, a reorganization or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2, 15.3 and 15.4, respectively.

15.2     Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3     Reorganization

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation approved by the Board, provided that such agreement shall provide for one or more of the following:

(a)     The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b)     The assumption of such outstanding Awards by the surviving company or its parent, provided that the assumption of Options or SARs shall comply with Code Section 424(a) if the Options are Incentive Stock Options, and shall comply with Treasury Regulation section 1.409A-1(b)(5)(v)(D) if the Options are Nonqualified Stock Options.

(c)     The substitution by the surviving company or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Code Section 424(a) if the Options are Incentive Stock Options, and shall comply with Treasury Regulation section 1.409A-1(b)(5)(v)(D) if the Options are Nonqualified Stock Options.

(d)     The acceleration of the exercisability of 100% of the then unexercisable portion of such Options and SARs and acceleration of vesting of 100% of the then unvested portion of the Common Stock subject to such Options and SARs. The acceleration of exercisability of such Options and SARs and vesting of such Common Stock shall be contingent on the closing of such merger or consolidation. The Optionee shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e)     The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the fair market value of the Common Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Stock is then vested) as of the closing date of such merger or consolidation over (ii) their exercise price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving company or its parent with a fair market value equal to the required amount. Such payment may be subject to vesting based on the Optionee's continuing employment or service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Stock would have vested. If the exercise price of the Common Stock subject to such Options and SARs exceeds the fair market value of such Common Stock, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Section 15.3(e), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)     The cancellation of outstanding Stock Units and a payment to the Participants equal to the fair market value of the Common Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving company or its parent with a fair market value equal to the required amount. Such payment may be subject to vesting based on the Participant's continuing employment or service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Section 15.3(f), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security.

15.4     Acceleration

The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant's service following a Change in Control.

15.5     Further Adjustment of Awards

Subject to Sections 15.2, 15.3 and 15.4 of the Plan, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.6     No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.7     No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.8     Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A, and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. AMENDMENT AND TERMINATION

16.1     Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 16.3 of the Plan, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

16.2     Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3     Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15.1 of the Plan shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1     No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2     Issuance of Shares

(a)     Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c)     As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d)     To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3     Indemnification

Each person who is or shall have been a member of the Board, or a member of a committee appointed by the Board or an officer of the Company to whom authority was delegated in accordance with Section 3.1 of the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4     No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5     Section 409A

(a)     General. The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation section 1.409A-1(b)(4), the exclusion applicable to stock options and certain other equity-based compensation under Treasury Regulation section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.

(b)     Separation from Service; Six-Month Delay. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

(c)     Unilateral Amendment. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided that the Committee makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(d)     No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Section 409A shall be so exempt, (ii) any Award intended to comply with Section 409A shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.6     No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.7     Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.8     Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.9     Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Delaware.

17.10     Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.11     Recoupment

Awards shall be subject to any policy adopted by the Company pursuant to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery or clawback policies adopted by the Company to implement any such requirements, or (iv) any other compensation recovery or clawback policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

SECTION 18. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)     The sale, transfer or other disposition of all or substantially all of the Company's assets;

(c)     A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)     Had been directors of the Company on the date 12 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii)     Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Subsection (ii); or

(d)     Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1 of the Plan.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means Energy Recovery, Inc., a Delaware corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s General Counsel or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 18 of the Plan.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.1 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish. The Committee may vary its determination of the Fair Market Value as provided in this paragraph depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award and, for Awards subject to Section 409A, as provided in Section 409A.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

2

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Code Section 422 or any successor provision.

“Nonemployee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7 of the Plan.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Optionee” means the holder of an Option.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11 of the Plan.

“Performance Measures” means any measures of performance established by the Committee in connection with the grant of an Award. performance measures may include, but are not limited to, one of or any combination of the following performance measures for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, items that are unusual in nature or infrequently occurring or both, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Measures”). Such performance measures also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Measures described above relative to the performance of other corporations.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law or rate on deferred tax liabilities, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) items that are unusual in nature or infrequently occurring or both, that the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s periodic reports, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) gains and losses on asset sales or dispositions, (ix) accruals for historic environmental obligations, (x) uninsured catastrophic property losses, and (xi) impairments. .

3

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1 of the Plan.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2 of the Plan.

“Plan” means the Energy Recovery, Inc. 2020 Incentive Plan.

“Prior Plans” has the meaning set forth in Section 4.1(b) of the Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s General Counsel or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Code Section 411(a)(8).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Section 409A” means Code Section 409A.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 of the Plan to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10 of the Plan.

4

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Termination of Service,” unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s General Counsel or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a Nonemployee Director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Stockholder Approval

May 5, 2020	Initial Plan Adoption		___________, 2020

5

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 15, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ERII2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 15, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18815-P40933 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERGY RECOVERY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class III directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alexander J. Buehler
02) Robert Yu Lang Mao

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve the Energy Recovery, Inc. 2020 Incentive Plan.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.	☐	☐	☐
4. To approve, on an advisory basis, our executive compensation for the fiscal year ended December 31, 2019 as described in the Proxy Statement.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval of the Energy Recovery, Inc. 2020 Incentive Plan in Proposal No. 2 of the Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the Proxy Statement and FOR the approval, on an advisory basis, of our executive compensation for the fiscal year ended December 31, 2019 as described in Proposal No. 4 of the Proxy Statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D18816-P40933

ENERGY RECOVERY, INC.
Annual Meeting of Stockholders
July 16, 2020, 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Robert Yu Lang Mao and William Yeung, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of Energy Recovery, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on July 16, 2020, at 10:00 A.M. Pacific Time, at www.virtualshareholdermeeting.com/ERII2020, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Annual Meeting. The undersigned hereby acknowledge(s) receipt of the Proxy Statement dated May 28, 2020 and a copy of Energy Recovery, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 6, 2020. The undersigned hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Energy Recovery, Inc., gives notice of such revocation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval of the Energy Recovery, Inc. 2020 Incentive Plan as described in Proposal No. 2 of the Proxy Statement, FOR the ratification of the appointment of Deloitte Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 as described in Proposal No. 3 of the Proxy Statement and FOR the approval, on an advisory basis, of our executive compensation for the fiscal year ended December 31, 2019 as described in Proposal No. 4 as described in the Proxy Statement.

Continued and to be signed on reverse side